UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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GOLDEN GRAIN ENERGY, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1822 43rd St. SW

Mason City, IA 50401

NOTICE OF SPECIAL MEETING OF MEMBERS

Tuesday, November 15

TO OUR MEMBERS:

A Special Meeting of Members (the “Special Meeting”) of Golden Grain Energy, LLC (the “Company”) will be held at Kolby’s Dine & Stein, 503 W. Milwaukee Street in New Hampton, Iowa and will commence on Tuesday, November 15, 2005 at 6:30 p.m. The purposes of the meeting are to:

•                  ratify plant expansion plans;

•                  approve an amendment to our Operating Agreement regarding member voting;

•                  approve an amendment to our Operating Agreement regarding the appointment of directors;

•                  approve an amendment to our Operating Agreement regarding the election of directors;

•                  approve an amendment to our Operating Agreement regarding member nominees for director positions;

•                  approve an amendment to our Operating Agreement regarding the recognition of transfers of our units;

•                  approve an amendment to our Operating Agreement regarding electronic delivery of communications to members; and

•                  transact such other business as may properly come before the Special Meeting or any adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.  If you have any questions regarding the information in the Proxy Statement or regarding completion of the enclosed proxy card, please call the Company at (641) 423-8525.

Only members listed on the Company’s records at the close of business on October 28, 2005 are entitled to notice of the Special Meeting and to vote at the Special Meeting and any adjournments thereof.

All members are cordially invited to attend the Special Meeting in person.  However, to assure the presence of a quorum, the Board of Directors requests that you promptly sign, date and return the enclosed proxy card, which is solicited by the Board of Directors, whether or not you plan to attend the Special Meeting.  The proxy will not be used if you attend and vote at the Special Meeting in person.  You may fax the enclosed proxy card to the Company at (641) 421-8457 or mail it to us using the enclosed envelope.

By order of the Board of Directors,

DAVE SOVEREIGN

Chairman of the Board

Mason City, Iowa

October 28, 2005

Golden Grain Energy, LLC

1822 43rd St. SW

Mason City, Iowa 50401

Proxy Statement

Special Meeting of Members

Tuesday, November 15, 2005

SOLICITATION AND VOTING INFORMATION

The enclosed proxy is solicited by the Board of Directors of Golden Grain Energy, LLC (the “Company”) for use at the special meeting of members of the Company to be held on Tuesday, November 15, 2005, and at any adjournment thereof.  Such meeting is to be held at Kolby’s Dine and Stein, 503 W. Milwaukee Street in New Hampton, Iowa and will commence at 6:30 p.m.  The solicitation is being made by mail, however the Company may also use its officers, directors and employees (without providing them with additional compensation) to solicit proxies from members either in person or by telephone, facsimile or letter.

Voting Rights and Outstanding Membership Units

Holders of Class A and Class B membership units of the Company (the “Membership Units”) of record at the close of business on October 28, 2005 (the “Record Date”) are entitled to vote at the special meeting.  As of October 28, 2005, there were 26,640,000 Class A Membership Units issued and outstanding and 920,000 Class B Membership Units issued and outstanding.  Each member entitled to vote will have one vote for each Class A or Class B Membership Unit owned of record by such member as of the close of business on the Record Date on any matter which may properly come before the meeting.  Distribution of this proxy statement and a proxy card is scheduled to begin on or about October 28, 2005.

ATTENDANCE AT THE SPECIAL MEETING IS LIMITED TO HOLDERS OF MEMBERSHIP UNITS AS OF THE RECORD DATE AND THEIR SPOUSES.

The presence of 30% of the outstanding Membership Units of the Company entitled to vote, represented in person or by proxy, will constitute a quorum at the Special Meeting.  Since the affirmative vote of a majority of the total Membership Units is required to ratify plant expansion plans and amend our Operating Agreement, members who do not submit a proxy, do not attend the meeting, or abstain from voting will be counted as a vote against ratification and any of the proposed amendments to the Company’s Operating Agreement.  All votes will be tabulated by the inspector of election appointed for the Special Meeting, who will separately tabulate affirmative and negative votes and abstentions.

Proxy Voting

Membership Units cannot be voted at the Special Meeting unless the holder of record is present in person or by proxy.  The enclosed proxy card is a means by which a member may authorize the voting of his, her or its Membership Units at the Special Meeting.  The Membership Units represented by each properly executed proxy card will be voted at the Special Meeting in accordance with the member’s directions.  You are urged to specify your choices by marking the appropriate boxes on the enclosed proxy card.  If you sign and return the proxy card without specifying your choices, your Membership Units will be voted FOR each of the proposals described in this proxy statement.  If any other matters are properly presented to the Special Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

Execution of the enclosed proxy card does not affect your right to attend the Special Meeting and vote in person.  Any member who returns a proxy card may revoke the proxy by voting at the meeting or by giving either personal or written notice of such revocation to Dave Sovereign, Chairman of the Board of Golden Grain Energy, LLC, at the

Company’s offices at 1822 43rd St. SW, Mason City, Iowa 50401, or to the Company’s Secretary, Ron Pumphrey, at the commencement of the Special Meeting.

Attendance and Voting at the Special Meeting

If you own Membership Units on October 28, 2005, you may attend the Special Meeting and vote in person, regardless of whether you have previously voted on a proxy card.  We encourage you to vote your Membership Units in advance of the Special Meeting date by returning the enclosed proxy card, even if you plan on attending the Special Meeting.  You may change or revoke your proxy vote at the Special Meeting even if you have already voted.

Solicitation

This solicitation is being made by the Company’s Board of Directors.  The entire cost of such solicitation will be borne by the Company.  Such cost will include the cost of supplying necessary additional copies of the solicitation material for beneficial owners of Membership Units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such material and report to such beneficial owners.

YOUR PROXY VOTE IS IMPORTANT.  PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD NO LATER THAN FRIDAY, NOVEMBER 11, 2005 (IF BY FAX, BEFORE 5:00 P.M.) WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING .

THE ENCLOSED PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY and delegates discretionary authority with respect to any additional matters which may properly come before the Special Meeting.  Although the Board is not currently aware of any additional matter, if other matters do properly come before the Special Meeting, proxies will vote thereon in accordance with their best judgment.

If you have any questions regarding the information in the Proxy Statement or regarding completion of the enclosed proxy card, please call the Company at (641) 423-8525.

FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements that involve future events, our future performance and our expected future operations and actions.  In some cases you can identify forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “expect,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” or the negative of these terms or other similar expressions.  These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those listed below and those business risks and factors described elsewhere in this proxy statement and our other Securities and Exchange Commission filings.

•	Changes in the availability and price of corn;

•	Changes in the environmental regulations that apply to our plant operations;

•	Increased competition in the ethanol and oil industries;

•	Changes in interest rates or the availability of credit;

•	Changes in our business strategy, capital improvements or development plans;

•	Changes in plant production capacity or technical difficulties in operating the plant;

•	Changes in general economic conditions or the occurrence of certain events causing an economic impact in the agriculture, oil or automobile industries;

•	Changes in the availability and price of natural gas and the market for distillers grains;

•	Changes in federal and/or state laws (including the elimination of any federal and/or state ethanol tax incentives);

•	Changes and advances in ethanol production technology; and

•	Competition from alternative fuel additives.

Our actual results or actions could and likely will differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in this proxy statement.  We are not under any duty to update the forward-looking statements contained in this proxy statement.  We cannot guarantee future results, levels of activity, performance or achievements.  We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this proxy statement.  You should read this proxy statement and the documents that we reference in this proxy statement, completely and with the understanding that our actual future results may be materially different from what we currently expect.  We qualify all of our forward-looking statements by these cautionary statements.

PROPOSALS TO BE VOTED UPON

PROPOSAL 1

Ratification of Plant Expansion Plans

On August 22, 2005, the Board of Directors approved plans to double the production capacity of our 40 million gallon per year ethanol plant located near Mason City, Iowa.  Because the Board of Directors values members’ views on expansion, there will be presented at the Special Meeting a proposal for the ratification of the Board of Directors’ plans to increase the productivity of the ethanol plant through the installation of additional processing equipment and facilities.  The Board’s plan to increase plant productivity includes an expansion of our existing plant from a nameplate capacity of 40 million gallons of ethanol per year to a nameplate capacity of 80 million gallons of ethanol per year and the addition of any new technology that may assist in increasing plant efficiency and productivity.   The Board of Directors believes an increase in the plant’s production capacity is in the best interests of the members of the Company and recommends ratification of its plans to expand the plant as described herein.

The Board of Directors has received a preliminary proposal from Fagen, Inc. to serve as the design-builder for the expansion project.  Fagen, Inc. was the design-builder for the construction of the original plant, which is currently producing more than its 40 million gallons per year nameplate guarantee.  The expansion will be a mirror image of the current production process.  We estimate that the expansion will cost approximately $45 million.  This is a preliminary estimate and we expect it will change as we continue to gather information relating to the expansion.  We also anticipate that the expansion will require us to add 6 to 8 new employees to the current staff of 32.

We intend to use a significant portion of our cash on hand to finance the expansion along with debt financing.  The total amount of debt financing necessary to fund the plant expansion will depend on the amount of grants and government incentives we are able to secure, if any.  While the Board of Directors believes the expansion of the existing plant to be in the best interest of the Company, it will present additional challenges and risks that will increase our operating costs and ultimately could reduce our overall profitability.

One of our directors, Steve Core, was appointed to the Board of Directors by Fagen, Inc., and another director, Steve Sukup, was appointed by Fagen, Inc on behalf of Fagen Engineering, Inc.  Fagen Engineering, Inc. is controlled by Fagen, Inc.  Together, Fagen, Inc. and Fagen Engineering, Inc. hold 2,000,000 Membership Units, accounting for 7.51% of the Class A units.  As a result, any agreements we enter with Fagen, Inc. and/or Fagen Engineering, Inc. may not be negotiated at arms’ length and therefore may not be as favorable as those negotiated with an independent third party.

Subject to the approval of various state and local incentive programs, we anticipate beginning construction of the expansion in the spring of 2006.  We expect that the expansion will be completed by late spring or early summer 2007, however this estimate assumes that weather, interest rates, and other factors beyond our control do not upset our estimated timetable.  There can be no assurance that the timetable that we have set will be followed, as factors or events beyond our control could hamper our efforts to complete the project in a timely fashion.

The Board of Directors requests that the members ratify their approval of plans to production capacity of our existing plant as a means of soliciting members’ opinions and as a matter of good company practice.  If the members do not ratify our plant expansion plans, the matter of the plant expansion will be reconsidered by the Board of Directors.  However, since membership approval of plant expansion is not required under the Company’s Operating Agreement, it is possible that the Board will continue with its plan to expand the plant if the Board determines such expansion to be in the best interests of the Company.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the total outstanding Membership Units is required to ratify the Board of Directors’ approval of plans to double production capacity of the existing plant.  As indicated on the proxy card, if you fail to mark a vote, the proxies solicited by the Board of Directors will be voted in favor of the ratification.  If you do not submit a proxy card or attend the meeting, or if you abstain from voting, your vote will be counted as a vote against ratification.

Our Board of Directors recommends a vote FOR the ratification of the approval of the plans to double production capacity of existing ethanol plant.

PROPOSAL 2

Amendment #1 to Operating Agreement Regarding Member Voting

The Company’s Amended and Restated Operating Agreement dated September 17, 2003 (“Operating Agreement”) provides that the affirmative vote of the holders of a majority of the total outstanding Membership Units is required to constitute member action on certain matters, including the following:

1.               amending or repealing Section 5.1 of the Operating Agreement regarding the Company’s directors;

2.               amending or repealing Section 5.2 of the Operating Agreement regarding election of directors;

3.               adopting any provision inconsistent with Section 5.2; and

4.               amending the Operating Agreement in any other regard.

The Board of Directors has concluded that it is in the best interest of the Company to amend the Operating Agreement to allow action to be taken on the foregoing matters by members holding a majority of the Membership Units present at a meeting (whether in person, by proxy, or by mail ballot).  Further, the Board of Directors has concluded that this same voting requirement should apply to any other action brought before the members for a vote, except those actions described in the Operating Agreement as specifically requiring either the consent of members holding a majority of the outstanding Membership Units, or the unanimous consent of the members.

If the members pass this proposal, the vote of a majority of the Membership Units represented at a meeting would be sufficient to approve or consent to the actions described above, provided that a quorum is present at the meeting.  The Operating Agreement provides for a quorum of 30% of the outstanding units (whether present in person, by proxy, or by mail ballot).  Given that the number of outstanding Class A and Class B membership units is currently 27,560,000 units, a quorum consists of 8,268,000 Membership Units.  Therefore, if the minimum number of Membership Units to constitute a quorum were present, then votes by members holding at least 4,134,001 Membership Units would be required to approve or consent to an action.  However, if a greater number of Membership Units than is necessary to constitute a bare quorum is present, a majority of those Membership Units represented at the meeting would be required to approve or consent to an action.  The Board of Directors recommends a vote for this proposal to avoid circumstances in which a quorum is present at a meeting of members, but due to the absence of a sufficient number of Membership Units at the meeting of members, the Company is precluded from taking the actions described above.

Accordingly, it is proposed that the Operating Agreement be amended and restated to reflect the above described changes as further set forth in the proposed Second Amended and Restated Operating Agreement attached hereto as Appendix I.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the total outstanding Membership Units is required to approve the amendment to our Operating Agreement.  As indicated on the proxy card, if you fail to mark your choice, your units will be voted in favor of the amendment to the Operating Agreement.  Because a majority of the total outstanding Membership Units is required to approve amendments to our Operating Agreement, if you do not submit a proxy or attend the meeting, or if you abstain from voting, your units will be counted as a vote against the amendment to the Operating Agreement.

Our Board of Directors has approved this Amendment to the Operating Agreement and recommends a vote FOR Amendment #1.

PROPOSAL 3

Amendment #2 to Operating Agreement Regarding Issuance of Units

The Company’s Operating Agreement provides that the Board of Directors may not issue more than 30,000,000 Membership Units without the consent of members holding a majority of the total outstanding Membership Units.  The Board of Directors has concluded that it is in the best interest of the Company to amend the Operating Agreement to allow action to be taken regarding the issuance of additional Membership Units by members holding a majority of the Membership Units present at a meeting (whether in person, by proxy, or by mail ballot).  The Board of Directors recommends a vote for this proposal to avoid circumstances in which a quorum is present at a meeting of members, but due to the absence of a sufficient number of Membership Units at the meeting of members the Company is precluded from taking the action described above.

Accordingly, it is proposed that the Operating Agreement be amended and restated to reflect the above described changes as further set forth in the proposed Second Amended and Restated Operating Agreement attached hereto as Appendix I.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the total outstanding Membership Units is required to approve the amendment to our Operating Agreement.  As indicated on the proxy card, if you fail to mark your choice, your units will be voted in favor of the amendment to the Operating Agreement.  Because a majority of the total outstanding Membership Units is required to approve amendments to our Operating Agreement, if you do not submit a proxy or attend the meeting, or if you abstain from voting, your units will be counted as a vote against the amendment to the Operating Agreement.

Our Board of Directors has approved this Amendment to the Operating Agreement and recommends a vote FOR Amendment #2.

PROPOSAL 4

Amendment #3 to Operating Agreement Regarding the Appointment of Directors

The Company’s Operating Agreement currently entitles each Class A unit holder holding 1,000,000 or more Class A Membership Units to appoint one director to the Board of Directors.  Pursuant to the Operating Agreement, the appointed director serves at the pleasure of that Class A unit holder for so long as the Class A unit holder holds at least 1,000,000 Membership Units or until the director’s earlier removal by the appointing unit holder.  Theoretically, an unlimited number of Class A unit holders could hold 1,000,000 or more Membership Units, which would have the effect of making the number of directors on our Board of Directors very large.  The number of appointed directors would be limited only by the provision of our Operating Agreement requiring a majority of directors to be elected directly by unit holders.

The Board of Directors has determined that it is in the best interest of the Company to limit the right of appointment to those members holding 1,000,000 or more Class A Membership Units on the date of this amendment and any unit holder who purchases or succeeds to a block of at least 1,000,000 Membership Units held by a Class A unit holder currently having the right to appoint a director to the Board of Directors.  For example, a unit holder that currently holds 700,000 units and purchases an additional 300,000 Membership Units after the date of this amendment would not be entitled to appoint a director.  However, if a person does not currently own Membership Units, and purchases or otherwise obtains 1,000,000 or more Membership Units from a Class A unit holder that currently appoints a director to the Board of Directors, the new unit holder would be entitled to appoint a director to the Board of Directors.  Finally, where a unit holder owns 2,000,000 or more Membership Units and transfers them to two or more different persons or entities, the matter of the right of appointment will be negotiated by the transferor and the transferees, provided that in all cases, the right to appoint a director must be held by a unit holder who obtains at least 1,000,000 Membership Units from the transferring Class A unit holder.

By limiting the special right of appointment as described above,  the size of the board will remain fixed at its current size (13 directors).  The Board of Directors has determined that it is in the best interest of the Company to fix the number of directors at its current number, in which 6 of the 13 of the positions are appointed positions, and the remaining 7 positions are elected positions.

Second, the Operating Agreement currently provides that appointed directors shall serve until the number of Membership Units held by the appointing Class A units holder falls below 1,000,000.  At that time, the term of the director appointed by the Class A unit holder terminates and a successor is elected or appointed in accordance with the terms of the Operating Agreement.  The Board of Directors has determined that it is in the best interest of the Company to vest the Board of Directors with the authority to appoint successor directors to fill any vacancies resulting from the appointed director’s departure from the Board of Directors under circumstances in which another party is not entitled to appoint a director to the Board of Directors.  Any individual appointed by the Board of Directors to fill a vacancy would serve indefinitely at the pleasure of the Board of Directors rather than becoming an elected director position.

It is proposed that the Operating Agreement be amended and restated to reflect the above described changes as further set forth in the proposed Second Amended and Restated Operating Agreement attached hereto as Appendix I.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the total outstanding Membership Units is required to approve the amendment to our Operating Agreement.  As indicated on the proxy card, if you fail to mark your choice, your units will be voted in favor of the amendment to the Operating Agreement.  Because a majority of the total outstanding Membership Units is required to approve amendments to our Operating Agreement, if you do not submit a proxy or attend the meeting, or if you abstain from voting, your units will be counted as a vote against the amendment to the Operating Agreement.

Our Board of Directors has approved this Amendment to the Operating Agreement and recommends a vote FOR Amendment #3.

PROPOSAL 5

Amendment #3 to Operating Agreement Regarding the Election of Directors

The Company’s Operating Agreement does not currently provide a voting mechanism for the election of nominees for open director positions.  Therefore, the Board of Directors has determined that it is in the best interest of the Company to amend the Operating Agreement to provide that nominees for open director positions shall be elected by the Members through the use of straight (plurality) voting.  Straight (plurality) voting is the system in which the nominees receiving the greatest number of votes relative to the votes cast for their competitors shall be the elected directors regardless of whether an individual nominee receives votes from a majority of the quorum.

It is proposed that the Operating Agreement be amended and restated to reflect the above described changes as further set forth in the proposed Second Amended and Restated Operating Agreement attached hereto as Appendix I.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the total outstanding Membership Units is required to approve the amendment to our Operating Agreement.  As indicated on the proxy card, if you fail to mark your choice, your units will be voted in favor of the amendment to the Operating Agreement.  Because a majority of the total outstanding Membership Units is required to approve amendments to our Operating Agreement, if you do not submit a proxy or attend the meeting, or if you abstain from voting, your units will be counted as a vote against the amendment to the Operating Agreement.

Our Board of Directors has approved this Amendment to the Operating Agreement and recommends a vote FOR Amendment #4.

PROPOSAL 6

Amendment #4 to Operating Agreement Regarding Member Nominees for Director Positions

The Company’s Operating Agreement currently provides that members may submit written notice to the Company, either by personal delivery or United States mail, of an intent to nominate one or more persons for election as directors at a meeting of the members.  Currently, members must deliver such a notice not less than 30 days nor more than 90 days prior to the meeting.

Pursuant to the federal securities laws, prior to submitting a matter to the members involving matters other than the election of directors the Company is required to file preliminary proxy soliciting materials with the Securities and Exchange Commission (SEC).  This proxy statement is such a filing.  The SEC has 10 days following the Company’s initial filing to choose to perform a complete review of the proxy materials.  If it chooses to conduct a review, the SEC has up to 30 days to perform it.  While the Company is only required to give written notice of a meeting of members 10 days beforehand, we strive to mail our Special or Annual Meeting notice and proxy statement to our members at least 30 days in advance of the Special of Annual Meeting.  Allowing our members to submit director nominations so close to the meeting date does not provide us enough time to get appropriate SEC clearance, if necessary, or meet our targeted mailing date.

The Board of Directors has determined that it is in the best interest of the Company to require any member who wishes to submit director nominations to do so at least 120 calendar days before the date of the release of the Company’s proxy statement in connection with the previous year’s annual meeting.  For example, because last year’s annual meeting was notice was sent out on February 2, 2005, members would have been required to submit nominations for director positions no later than October 5, 2005 for inclusion in the Company’s proxy statement for the 2006 annual meeting of members.  Because this proxy statement is scheduled for delivery after October 5, 2005, the Board of Directors will consider nominations for director positions as timely if delivered to the Company prior to December 31, 2005, provided the other requirements for nominations are met in accordance with the Company’s Operating Agreement.  In the future, each year’s proxy statement will give members notice of the next year’s deadline for nominating candidates.  By changing the Operating Agreement with respect to this matter, the Company is aligning the deadline for director nominations with the date on which all other member proposals are due to the Company for inclusion in the Company’s proxy statement.

If a member nominates a candidate for election to the Board of Directors in compliance with the provisions of the Operating Agreement but fails to submit the nomination by the deadline set forth in this Amendment, the Board of Directors will have the discretion to determine whether it has sufficient time to include the nomination in the Company’s proxy statement.  If the Board decides that it does not have sufficient time to amend its proxy statement to include the nomination, it shall notify the member of such fact and the member may choose to proceed with preparation and delivery of its own proxy statement to members in which the member’s nomination for election to the Board of Directors is identified and described.

Accordingly, it is proposed that the Operating Agreement be amended and restated to reflect the above described changes as further set forth in the proposed Second Amended and Restated Operating Agreement attached hereto as Appendix I.

Required Vote and Board Recommendation

 The affirmative vote of the holders of a majority of the total outstanding Membership Units is required to approve the amendment to our Operating Agreement.  As indicated on the proxy card, if you fail to mark your choice, your units will be voted in favor of the amendment to the Operating Agreement.  Because a majority of the total outstanding Membership Units is required to approve amendments to our Operating Agreement, if you do not submit a proxy or attend the meeting, or if you abstain from voting, your units will be counted as a vote against the amendment to the Operating Agreement.

Our Board of Directors has approved this Amendment to the Operating Agreement and recommends a vote FOR Amendment #5.

PROPOSAL 7

  Amendment #6 to Operating Agreement Regarding Recognition of Transfers

The Company’s Operating Agreement provides that when units are transferred, any allocations of profit or loss or distributions attributable to the transferred units shall be made as though the transfer of the units took place at the end of the month unless the Company receives notice of the transfer within 10 business days prior to the transfer, in which event the Company shall make such allocations and distributions as of the actual date of transfer.  The Board of Directors has determined that it is in the best interest of the Company to amend the Operating Agreement of the Company to provide that any allocations of profit or loss or distributions attributable to transferred units shall be made as though the transfer took place on the first day of the month following the transfer.  The purpose of this amendment is to permit the Company’s tax preparer to perform allocations of profits and losses on a monthly basis rather than on a daily basis.  Computation of allocations of profit and loss on a daily basis is a more detailed process and thus more costly for the Company.

It is proposed that the Operating Agreement be amended and restated to reflect the above described changes as further set forth in the proposed Second Amended and Restated Operating Agreement attached hereto as Appendix I.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the total outstanding Membership Units is required to approve the amendment to our Operating Agreement.  As indicated on the proxy card, if you fail to mark your choice, your units will be voted in favor of the amendment to the Operating Agreement.  Because a majority of the total outstanding Membership Units is required to approve amendments to our Operating Agreement, if you do not submit a proxy or attend the meeting, or if you abstain from voting, your units will be counted as a vote against the amendment to the Operating Agreement.

Our Board of Directors has approved this Amendment to the Operating Agreement and recommends a vote FOR Amendment #6.

PROPOSAL 8

Amendment #7 to Operating Agreement Regarding Electronic Delivery of Communications to Members

The Company’s Operating Agreement currently allows for any notice, demand or communication required or permitted to be given under any provision of our Operating Agreement to be personally delivered, sent by United States mail, or sent by facsimile, if such facsimile is followed up by a hard copy sent promptly thereafter.  Given the prevalence of e-mail communication, the Board of Directors has determined that it is in the best interest of the company to allow for such notice, demand or communication to also be sent via e-mail or other electronic transmission when a member has provided prior consent to receipt of notices via electronic transmission and such transmission is electronically confirmed as having been successfully transmitted.

Accordingly, it is proposed that the Operating Agreement be amended and restated to reflect the above described changes as further set forth in the proposed Second Amended and Restated Operating Agreement attached hereto as Appendix I.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the total outstanding Membership Units is required to approve the amendment to our Operating Agreement.  As indicated on the proxy card, if you fail to mark your choice, your units will be voted in favor of the amendment to the Operating Agreement.  Because a majority of the total outstanding Membership Units is required to approve amendments to our Operating Agreement, if you do not submit a proxy or attend the meeting, or if you abstain from voting, your units will be counted as a vote against the amendment to the Operating Agreement.

Our Board of Directors has approved this Amendment to the Operating Agreement and recommends a vote FOR Amendment #7.

OWNERSHIP OF SECURITIES BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

As of October 28, 2005, the following beneficial owners owned or held 5% or more of our outstanding Class A units:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Class A Membership Units	Schwarck Jensen 520 S. Pierce, Suite 118 Mason City, IA 50401	3,000,000 Class A Units	11.26%
Class A Membership Units	Steve J. Retterath 1466 Thatch Palm Drive Boca Raton, FL 33432	4,000,000 Class A Units	15.01%
Class A Membership Units	Fagen, Inc.(1) 501 W. Highway 212 P.O. Box 159 Granite Falls, MN 56241	2,000,000 Class A Units	7.51%

(1)          Fagen, Inc. beneficially owns 1,000,000 of its 2,000,000 Class A Units through its control of Fagen Engineering, LLC.

As of October 28, 2005, the following beneficial owners owned or held 5% or more of our outstanding Class B units:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Class B Membership Units	Jim Boeding (1) 2173 Madison Road Decorah, IA 52101	50,000 Class B Units	5.43%
Class B Membership Units	Walter Wendland (2) 25 Oak Run Drive Mason City, IA 50401	60,000 Class B Units	6.52%

(1)          Jim Boeding is a director on the Company’s Board of Directors.

(2)          Walter Wendland is the Company’s President and Chief Executive Officer.

Security Ownership of Management

As of October 28, 2005, members of our Board of Directors and executive officers own Class A membership units as follows:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Class A Membership Units	Jim Boeding, Director 2173 Madison Road Decorah, IA 52101	60,000 Class A Units	0.23%
Class A Membership Units	Marion Cagley, Director 2370 Durham Avenue Ionia, IA 50645	50,000 Class A Units	0.19%
Class A Membership Units	Jerry Calease, Director 1826 130th Street Waverly, IA 50677	60,000 Class A Units	0.23%
Class A Membership Units	Stephen Eastman, Director 4401 Addison Avenue Riceville, IA 50466	90,000 Class A Units	0.34%
Class A Membership Units	Leslie M. Hansen, Director 2424 Highway 24 New Hampton, IA 50659	1,000,000 Class A Units	3.75%
Class A Membership Units	Stan Laures, Director 2325 N. Linn Avenue New Hampton, IA 50659	150,000 Class A Units	0.56%
Class A Membership Units	Duane Lynch, Director 1799 220th Street New Hampton, IA 50659	90,000 Class A Units	0.34%
Class A Membership Units	Ron Pumphrey Secretary and Director P.O. Box 151 New Hampton, IA 50659	20,000 Class A Units	0.08%
Class A Membership Units	Bernard Retterath, Director 4945 Shadow Avenue McIntire, IA 50455	10,000 Class A Units	0.04%
Class A Membership Units	Chris Schwarck, Director 13597 Thrush Avenue Mason City, IA 50401	220,000 Class A Units	0.83%
Class A Membership Units	Dave Sovereign Chairman and Director 15959 130th Street Cresco, IA 52136	60,000 Class A Units	0.23%
Class A Membership Units	Steve Sukup 1555 255th St. Sheffield, IA 50425	245,000 Class A Units	0.92%
Class A Membership Units	Walter Wendland President and Chief Executive Officer 25 Oak Run Drive Mason City, IA 50401	200,000 Class A Units	0.75%
TOTAL:		2,255,000	8.46%

As of October 28, 2005, members of our Board of Directors and executive officers own Class B membership units as follows:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Class B Membership Units	Jim Boeding, Director 2173 Madison Road Decorah, IA 52101	50,000 Class B Units	5.43%
Class B Membership Units	Jerry Calease, Director 1826 130th Street Waverly, IA 50677	20,000 Class B Units	2.17%
Class B Membership Units	Marion Cagley, Director 2370 Durham Avenue Ionia, IA 50645	20,000 Class B Units	2.17%
Class B Membership Units	Stephen Eastman, Director 4401 Addison Avenue Riceville, IA 50466	30,000 Class B Units	3.26%
Class B Membership Units	Stan Laures, Director 2325 N. Linn Avenue New Hampton, IA 50659	5,000 Class B Units	0.54%
Class B Membership Units	Duane Lynch, Director 1799 220th Street New Hampton, IA 50659	20,000 Class B Units	2.17%
Class B Membership Units	Ron Pumphrey Secretary and Director P.O. Box 151 New Hampton, IA 50659	20,000 Class B Units	2.17%
Class B Membership Units	Dave Sovereign, Chairman and Director 15959 130th Cresco, IA 52136	20,000 Class B Units	2.17%
Class B Membership Units	Walter Wendland, President and Chief Executive Officer 25 Oak Run Drive Mason City, IA 50401	60,000 Class B Units	6.52%
TOTAL :		245,000 Class B Units	26.63%

MEMBERS’ PROPOSALS

Any member proposal intended to be considered for inclusion in the Proxy Statement for presentation at the 2006 Annual Meeting of Members, including nominations for director candidates, must have been received by the Company no later than December 31, 2005.  The proposal must be in accordance with with the provisions of Rule

14a-8 promulgated by the SEC under the Securities Exchange Act of 1934.  It is suggested that the proposal at the 2006 Annual Meeting of members be submitted by certified mail-return receipt requested.

The date after which notice of a member proposal intended to be submitted to the next annual meeting of members outside the processes of Rule 14a-8 will be considered untimely is December 31, 2005.  If not received by that date, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion.

Members who intend to present a proposal at the 2006 Annual Meeting of members without including such proposal in the Company’s proxy statement must provide the Company notice of such proposal no later than December 31, 2005.  The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

The Board of Directors is not aware of any other matters to be acted upon at the meeting.  However, if any other matter is properly brought before the meeting, the Membership Units covered by the proxy in the accompanying form will be voted on such matter in accordance with the best judgment of the persons acting under such proxy.

By order of the Board of Directors

DAVE SOVEREIGN

Chairman of the Board

October 28, 2005

TO BE CERTAIN THAT YOUR MEMBERSHIP UNITS WILL BE REPRESENTED AT THE SPECIAL MEETING OF MEMBERS ON TUESDAY, NOVEMBER 15, 2005, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY BY FAX TO (641) 421-8457 OR IN THE ENCLOSED ENVELOPE NO LATER THAN FRIDAY, NOVEMBER 11, 2005 (IF BY FAX, BEFORE 5:00 P.M.) WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

APPENDIX I

SECOND AMENDED AND RESTATED OPERATING AGREEMENT

OF

GOLDEN GRAIN ENERGY, LLC

Dated ~~August 21, 2002~~November 15, 2005

GOLDEN GRAIN ENERGY, LLC SECOND AMENDED AND RESTATED OPERATING AGREEMENT

5.8 Duties and Obligations of Directors	I-25
5.9 Chairman and Vice Chairman	I-26
5.10 President and Chief Executive Officer	I-26
5.11 Chief Financial Officer	I-26
5.12 Secretary; Assistant Secretary	I-26
5.13 Vice President	I-26
5.14 Delegation	I-27
5.15 Execution of Instruments	I-27
5.16 Limitation of Liability; Indemnification of Directors	I-27
5.17 Compensation; Expenses of Directors	I-27
5.18 Loans	I-28

SECTION 6. ROLE OF MEMBERS	I-28
6.1 Rights of Powers	I-28
6.2 Voting Rights	I-28
6.3 Member Meetings; Quorum and Proxies	I-28
6.4 Voting; Action by Members	I-29
6.5 Termination of Membership	I-29
6.6 Continuation of the Company	I-29
6.7 No Obligation to Purchase Membership Interest	I-29
6.8 Waiver of Dissenters Rights	I-29
6.9 Limitation on Ownership	I-29

SECTION 7. ACCOUNTING, BOOKS AND RECORDS	I-29
7.1 Accounting, Books and Records	I-29
7.2 Reports	I-30
7.3 Tax Matters	I-30
7.4 Delivery to Members and Inspection	I-30

SECTION 8. AMENDMENTS	I-31
8.1 Amendments	I-31

SECTION 9. TRANSFERS	I-31
9.1 Restrictions on Transfers	I-31
I-9.2 Permitted Transfers	31
9.3 Conditions to Permitted Transfers	I-32
9.4 Prohibited Transfers	I-33
9.5 Rights of Unadmitted Assignees	I-33
9.6 Admission of Substituted Members	I-33
9.7 Representations Regarding Transfers	I-34
9.8 Distribution and Allocation in Respect of Transferred Units	I-35
9.9 Additional Members	I-35

SECTION 10. DISSOLUTION AND WINDING UP	I-35
10.1 Dissolution	I-35
10.2 Winding Up	I-36
10.3 Compliance with Certain Requirements of Regulations; Deficit Capital Accounts	I-36
10.4 Deemed Distribution and Recontribution	I-36

10.5 Rights of Unit Holders	I-37
10.6 Allocations During Period of Liquidation	I-37
10.7 Character of Liquidating Distributions	I-37
10.8 The Liquidator	I-37
10.9 Forms of Liquidating Distributions	I-37

SECTION 11. MISCELLANEOUS	I-37
11.1 Notices	I-37
11.2 Binding Effect	I-38
11.3 Construction	I-38
11.4 Headings	I-38
11.5 Severability	I-38
11.6 Incorporation By Reference	I-38
11.7 Variation of Terms	I-38
11.8 Governing Law	I-38
11.9 Waiver of Jury Trial	I-38
11.10 Counterpart Execution	I-38
11.11 Specific Performance	I-38

SECOND AMENDED AND RESTATED OPERATING AGREEMENT

OF

GOLDEN GRAIN ENERGY, LLC

THIS SECOND AMENDED AND RESTATED OPERATING AGREEMENT (the "Agreement") is entered into and shall be effective as of the ~~17th~~ 15th  day of ~~September~~November, ~~2003~~ 2005 (the "Effective Date"), by and among GOLDEN GRAIN ENERGY, LLC, an Iowa limited liability company (the "Company"), each of the Persons who are identified as Members on the attached Exhibit A and who have executed a member signature page of this Agreement, and a Subscription Agreement, and any other Persons as may from time-to-time be subsequently admitted as a Member of the Company in accordance with the terms of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning set forth in Section 1.10.

                WHEREAS, the ~~initial~~ Members of the Company have adopted ~~an~~ Amended and Restated Operating Agreement of the Company dated ~~March 18, 2002~~August 21, 2002, a First Amendment to the Amended and Restated Operating Agreement dated September 17, 2003 and a Second Amendment to the Amended and Restated Operating Agreement dated April 1, 2004, pursuant to the Iowa Limited Liability Company Act (the "Act"); and

                WHEREAS, the Members desire to amend and restate the Amended and Restated Operating Agreement, together with the First and Second Amendments thereto, to revise and set forth the respective rights, duties, and responsibilities with respect to the Company and its business and affairs; and

WHEREAS, the Company's organizers caused to be filed with the State of Iowa, Articles of Organization of the Company pursuant to Chapter 490A of the Iowa Code (the "Act"); and

                NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  THE COMPANY

1.1          Formation.  The initial Members formed the Company as an Iowa limited liability company by filing Articles of Organization with the State of Iowa on March 18, 2002 pursuant to the provisions of the Act.  To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provisions, this Agreement shall, to the extent permitted by the Act, control.

Name.   The name of the Company shall be "Golden Grain Energy, LLC" and all business of the Company shall be conducted in such name.

1.3          Purpose; Powers.   The nature of the business and purposes of the Company are (i) to own, construct, operate, lease, finance, contract with and/or invest in ethanol production and co-product production facilities as permitted under the applicable laws of the State of Iowa; (ii) to engage in the processing of corn, grains and other feedstocks into ethanol and any and all related co-products, and the marketing of all products and co-products from such processing; and (iii) to engage in any other business and investment activity in which an Iowa limited liability company may lawfully be engaged, as determined by the Directors.  The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purpose of the Company as set forth in this Section 1.3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Directors pursuant to Section 5 hereof.

1.4          Principal Place of Business.   The Company shall continuously maintain an office in Iowa. The principal office of the Company shall be at 1822 43rd Street SW, Mason City, IA 50401~~2325 McCloud Avenue, New Hampton, Iowa 50659~~, or elsewhere as the Directors may determine. Any documents required by the Act to be kept by the Company shall be maintained at the Company's principal office.

1.5          Term.   The term of the Company commenced on the date the Articles of Organization (the "Articles") of the Company were filed with the office of the Secretary of State of Iowa, and shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in Section 10 hereof.

1.6          Agent For Service of Process.   The name and address of the agent for service of process on the Company in the State of Iowa shall be Stanley B. Laures, 2325 McCloud Avenue, New Hampton, Iowa 50659, or any successor as appointed by the Directors.

1.7          Title to Property.   All Property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such Property in its individual name.  Each Member's interest in the Company shall be personal property for all purposes.  At all times after the Effective Date, the Company shall hold title to all of its Property in the name of the Company and not in the name of any Member.

1.8          Payment of Individual Obligations.   Company's credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member.

1.9          Independent Activities; Transactions With Affiliates.   The Directors shall be required to devote such time to the affairs of the Company as may be necessary to manage and operate the Company, and shall be free to serve any other Person or enterprise in any capacity that the Director may deem appropriate in its discretion.  Neither this Agreement nor any activity undertaken pursuant hereto shall (i) prevent any Member or Director or their Affiliates, acting on their own behalf, from engaging in whatever activities they choose, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any Member, or (ii) require any Member or Director to permit the Company or Director or Member or its Affiliates to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation.  To the extent permitted by applicable law and subject to the provisions of this Agreement, the Directors are hereby authorized to cause the Company to purchase Property from, sell Property to or otherwise deal with any Member (including any Member who is also a Director), acting on its own behalf, or any Affiliate of any

Member; provided that any such purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Company than if the sale, purchase or other transaction had been made with an independent third party.

1.10        Definitions.   Capitalized words and phrases used in this Agreement have the following meanings:

(a)           "Act" means Chapter 490A of the Iowa Code, as amended from time to time (or any corresponding provision or provisions of any succeeding law).

(b)           "Adjusted Capital Account Deficit" means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) Credit to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations.  The foregoing definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

(c)           "Affiliate" means, with respect to any Person (i) any Person directly or indirectly controlling, controlled by or under common control with such Person (ii) any officer, director, general partner, member or trustee of such Person or (iii) any Person who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms "controlling," "controlled by" or "under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, members, or persons exercising similar authority with respect to such Person or entities.

(d)           "Agreement" means this Second Amended and Restated Operating Agreement of Golden Grain Energy, LLC, as amended from time to time.

(e)           "Articles" means the Articles of Organization of the Company filed with the State of Iowa, as amended from time to time.

(f)            "Assignee" means a transferee of Units who is not admitted as a substituted member pursuant to Section 9.6.

(g)           "Capital Account" means the separate capital account maintained for each Unit Holder in accordance with Section 2.3.

(h)           "Capital Contributions" means, with respect to any Member, the amount of money (US Dollars) and the initial Gross Asset Value of any assets or property (other than money) contributed by the Member (or such Member's predecessor in interest) to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752) with respect to the Units in the Company held or purchased by such Member, including additional Capital Contributions.

(i)            “Class A Unit” means any Unit issued to a Member that does not qualify as a Class B Unit.

(j)            “Class B Unit” means one of up to a maximum aggregate of 1,000,000 Units issued (i) to Members at $0.50 per Unit in the Company’s private placement in March and early April of 2002, and (ii) to Members pursuant to options granted by the Board at $0.50 per Unit on or before the termination of the Company’s private placement in March and early April of 2002.

(k)           "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

(l)            "Company" means Golden Grain Energy, LLC, an Iowa limited liability company.

(m)          "Company Minimum Gain" has the meaning given the term "partnership minimum gain" in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

(n)           "Debt" means (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bonds, or other instruments; (ii) obligations as lessee under capital leases; (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company whether or not the Company has assumed or become liable for the obligations secured thereby, (iv) any obligation under any interest rate swap agreement; (v) accounts payable; and (vi) obligations under direct or indirect guarantees of (including obligations, contingent or otherwise, to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v), above provided that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company's business and are not delinquent or are being contested in good faith by appropriate proceedings.

(o)           "Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Directors.

(p)           "Director" means any Person who (i) is referred to as such in Section 5.1 of this Agreement or has become a Director pursuant to the Terms of this Agreement, and (ii) has not ceased to be a Director pursuant to the terms of this Agreement.  "Directors" means all such Persons.  For purposes of the Act, the Directors shall be deemed to be the "managers" (as such term is defined and used in the Act) of the Company. Unless otherwise stated in this Agreement, any action taken by the Directors shall require the affirmative vote of a majority of the Directors present at a meeting of the Directors (in person or by telephonic or other electronic means as more specifically described in Section 5.7) and entitled to vote thereat.

(q)           "Dissolution Event" means (i) The affirmative vote of a 75% majority in interest of the Members to dissolve, wind up, and liquidate the Company; or (ii) The entry of a decree of judicial dissolution pursuant to the Act.

(r)            "Effective Date" means ~~September 17, 2003~~November 15, 2005.

(s)            "Facilities" shall mean the ethanol production and co-product production facilities in the northern Iowa area, or such other location as may be determined by the Directors to be constructed and operated by the Company pursuant to the Business Plan.

(t)            "Financing Closing" means the actual closing (execution and delivery of all required documents) by the Company with its project lender(s) providing for all debt financing, including senior and subordinated debt and any other project financing characterized by debt obligations and repayable as debt which is required by the project lender(s) or which is deemed necessary or prudent in the sole discretion of the Directors.

(u)           “Fiscal Quarter” means (i) any three-month period commencing on each of November 1, February 1, May 1, and August 1 and ending on the last date before the next such date and (ii) the period commencing on the immediately preceding November 1, February 1, May 1, or August 1, as the case may be, and ending on the date on which all Property is distributed to the Unit Holders pursuant to Section 10 hereof.

(v)           “Fiscal Year” means (i) any twelve-month period commencing on November 1 and ending on October 31 and (ii) the period commencing on the immediately preceding November 1 and ending on the date on which all Property is distributed to the Unit Holders pursuant to Section 10 hereof, or, if the context requires, any portion of a Fiscal Year for which an allocation of Profits or Losses or a distribution is to be made.

(w)          "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

(x)           "Gross Asset Value" means with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows: (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Directors, provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 2.1 hereof shall be as set forth in such section; (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Directors as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Directors reasonably determine that such adjustment is necessary to reflect the relative economic interests of the Members in the Company; (iii) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Directors; and (iv) The Gross Asset Values of Company assets shall be increased (or decreased)

to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of "Profits" and "Losses" or Section 3.3(c) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv). If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

(y)           "Issuance Items" has the meaning set forth in Section 3.3(h) hereof.

(z)           "Liquidation Period" has the meaning set forth in Section 10.6 hereof.

(aa)         "Liquidator" has the meaning set forth in Section 10.8 hereof.

(bb)         "Losses" has the meaning set forth in the definition of "Profits" and "Losses."

(cc)         "Member" means any person (i) whose name is set forth as such on Exhibit "A" initially attached hereto or has become a Member pursuant to the terms of this Agreement; and (ii) who is the owner of one or more Units.

(dd)         "Members" means all such Members.

(ee)         "Membership Economic Interest" means collectively, a Member's share of "Profits" and "Losses," the right to receive distributions of the Company's assets, and the right to information concerning the business and affairs of the Company provided by the Act. The Membership Economic Interest of a Member is quantified by the unit of measurement referred to herein as "Units."

(ff)          "Membership Interest" means collectively, the Membership Economic Interest and Membership Voting Interest.

(gg)         "Membership Register" means the membership register maintained by the Company at its principal office or by a duly appointed agent of the Company setting forth the name, address, the number of Units, and Capital Contributions of each Member of the Company, which shall be modified from time to time as additional Units are issued and as Units are transferred pursuant to this Agreement.

(hh)         "Membership Voting Interest" means collectively, a Member's right to vote as set forth in this Agreement or required by the Act. The Membership Voting Interest of a Member shall mean as to any matter to which the Member is entitled to vote hereunder or as may be required under the Act, the right to one (1) vote for each Unit registered in the name of such Member as shown in the Membership Register.

(ii)           "Net Cash Flow" means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacements, and contingencies, all as reasonably determined by the Directors.

"Net Cash Flow" shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.

(jj)           "Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

(kk)         "Nonrecourse Liability" has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

(ll)           "Officer" or "Officers" has the meaning set forth in Section 5.14 hereof.

(mm)      "Permitted Transfer" has the meaning set forth in Section 9.2 hereof.

(nn)         "Person" means any individual, partnership (whether general or limited), joint venture, limited liability company, corporation, trust, estate, association, nominee or other entity.

(oo)         "Profits and Losses" mean, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication): (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be added to such taxable income or loss; (ii) Any expenditures of the Company described in Code Section 705(a)(2)(b) or treated as Code Section 705(a)(2)(b) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be subtracted from such taxable income or loss; (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value; (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation; (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unit Holder's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and (vii) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 3.3 and Section 3.4 hereof shall not be taken into account in computing Profits or Losses. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and Section 3.4 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

(pp)         "Property" means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.

(qq)         "Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.

(rr)           "Regulatory Allocations" has the meaning set forth in Section 3.4 hereof.

(ss)          "Related Party" means the adopted or birth relatives of any Person and such Person's spouse (whether by marriage or common law), if any, including without limitation great-grandparents, grandparents, children (including stepchildren and adopted children), grandchildren, and great-grandchildren thereof, and such Person's (and such Person's spouse's) brothers, sisters, and cousins and their respective lineal ancestors and descendants, and any other ancestors and/or descendants, and any spouse of any of the foregoing, each trust created for the exclusive benefit of one or more of the foregoing, and the successors, assigns, heirs, executors, personal representatives and estates of any of the foregoing.

(tt)           "Securities Act" means the Securities Act of 1933, as amended.

(uu)         "Subsidiary" means any corporation, partnership, joint venture, limited liability company, association or other entity in which such Person owns, directly or indirectly, fifty percent (50%) or more of the outstanding equity securities or interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such entity.

(vv)         "Tax Matters Member" has the meaning set forth in Section 7.3 hereof.

(ww)       "Transfer" means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily to transfer, give, sell, exchange, assign, pledge, bequest or hypothecate or otherwise dispose of.

(xx)         "Units or Unit" means an ownership interest in the Company representing a Capital Contribution made as provided in Section 2 in consideration of the Units, including any and all benefits to which the holder of such Units may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

(yy)         "Unit Holders" means all Unit Holders.

(zz)         "Unit Holder" means the owner of one or more Units.

(aaa)      "Unit Holder Nonrecourse Debt" has the same meaning as the term "partner nonrecourse debt" in Section 1.704-2(b)(4) of the Regulations.

(bbb)      "Unit Holder Nonrecourse Debt Minimum Gain" means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

(ccc)       "Unit Holder Nonrecourse Deductions " has the same meaning as the term "partner nonrecourse deductions" in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

SECTION 2.  CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

2.1          Original Capital Contributions.  The name, address, original Capital Contribution, and initial Units quantifying the Membership Interest of each initial Member are set out in Exhibit A attached hereto, and shall also be set out in the Membership Register along with those Members admitted after to the Effective Date.

2.2          Additional Capital Contributions; Additional Units.   No Unit Holder shall be obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than any unpaid amounts on such Unit Holder's original Capital Contributions, and no Units shall be subject to any calls, requests or demands for capital. Subject to Section 5.6, additional Membership Economic Interests quantified by additional Units may be issued in consideration of Capital Contributions as agreed to between the Directors and the Person acquiring the Membership Economic Interest quantified by the additional Units. Each Person to whom additional Units are issued shall be admitted as a Member in accordance with this Agreement. Upon such Capital Contributions, the Directors shall cause Exhibit A and the Membership Register to be appropriately amended.

2.3          Capital Accounts.   A Capital Account shall be maintained for each Unit Holder in accordance with the following provisions:

(a)         To each Unit Holder's Capital Account there shall be credited (i) such Unit Holder's Capital Contributions; (ii) such Unit Holder's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 3.3 and Section 3.4; and (iii) the amount of any Company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder;

(b)         To each Unit Holder's Capital Account there shall be debited (i) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement; (ii) such Unit Holder's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 3.3 and 3.4 hereof; and (iii) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;

(c)          In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and

(d)           In determining the amount of any liability for purposes of subparagraphs (a) and (b) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Directors shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unit Holders), are computed in order to comply with such Regulations, the Directors may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Section 10 hereof upon the dissolution of the Company. The Directors also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unit Holders and the amount of capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

SECTION 3.  ALLOCATIONS

3.1          Profits.   After giving effect to the special allocations in Section 3.3 and Section 3.4 hereof, Profits for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.2          Losses.   After giving effect to the special allocations in Section 3.3 and 3.4 hereof, Losses for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.3          Special Allocations.   The following special allocations shall be made in the following order:

(a)           Minimum Gain Chargeback.  Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder's share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(b)           Unit Holder Minimum Gain Chargeback.  Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any Fiscal Year, each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder's share of the net decrease in Unit Holder Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

(c)           Qualified Income Offset.  In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit as soon as practicable, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 3 have been tentatively made as if this Section 3.3(c) were not in the Agreement.

(d)           Gross Income Allocation.  In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement; and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 3 have been made as if Section 3.3(c) and this Section 3.3(d) were not in this Agreement.

(e)           Nonrecourse Deductions.  Non recourse Deductions for any Fiscal Year or other period shall be specially allocated among the Members in proportion to Units held.

(f)            Unit Holder Nonrecourse Deductions.  Any Unit Holder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

(g)           Section 754 Adjustments.  To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unit Holder in complete liquidation of such Unit Holder's interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(h)           Class B Unit Holder Allocations.  If the Company has aggregate net gain on the disposition of its properties in dissolution remaining after application of the curative allocation provisions of Section 3.4, such remaining gain shall be specially allocated to the Unit Holders who hold Class B Units in proportion to such Class B Units in an amount not to exceed Fifty Cents ($0.50) per Class B Unit.

(i)            Allocations Relating to Taxable Issuance of Company Units.  Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Unit Holder (the "Issuance Items") shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the Issuance Items had not been realized.

3.4          Curative Allocations.   The allocations set forth in Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g) and 3.5 (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Section 3 (other than the Regulatory Allocations), the Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 3.1, 3.2, and 3.3(h).  In exercising their discretion under this Section 3.4, the Directors shall take into account future Regulatory Allocations under Sections 3.3(a) and 3.3(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 3.3(e) and 3.3(f).

3.5          Loss Limitation.   Losses allocated pursuant to Section 3.2 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 hereof, the limitation set forth in this Section 3.5 shall be applied on a Unit Holder by Unit Holder basis and Losses not allocable to any Unit Holder as a result of such limitation shall be allocated to the other Unit Holders in accordance with the positive balances in such Unit Holder's Capital Accounts so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

3.6          Other Allocation Rules.   (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Directors using any permissible method under Code Section 706 and the Regulations thereunder. (b) The Unit Holders are aware of the income tax consequences of the allocations made by this Section 3 and hereby agree to be bound by the provisions of this Section 3 in reporting their shares of Company income and loss for income tax purposes. (c) Solely for purposes of determining a Unit Holder's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Unit Holders' aggregate interests in Company profits shall be deemed to be as provided in the capital accounts. To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Directors shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder. (d) Generally, allocations of Profits and Losses to the Unit Holders shall be allocated among them in the ratio which each Unit Holder's Units bears to the total number of Units issued and outstanding.

3.7          Tax Allocations:  Code Section 704(c).   In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value). In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Directors in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.7 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

3.8          Tax Credit Allocations.  All credits against income tax with respect to the Company's property or operations, including the Small Ethanol Producer Credit (as defined in the Code), if available, shall be allocated among the Members in accordance with their respective membership interests in the Company for the Fiscal Year during which the expenditure, production, sale, or other event giving rise to the credit occurs.  This Section 3.8 is intended to comply with the applicable tax credit allocation principles of section 1.704-1(b)(4)(ii) of the Regulations and shall be interpreted consistently therewith.

SECTION 4.  DISTRIBUTIONS

4.1          Net Cash Flow.  Except as otherwise provided in Section 10 hereof, Net Cash Flow, if any, shall be distributed to the Unit Holders in proportion to Units held subject to, and to the extent permitted by, any loan covenants or restrictions on such distributions agreed to by the Company in any loan agreements with the Company's lenders from time to time in effect. In determining Net Cash Flow, the Directors shall endeavor to provide for cash distributions at such times and in such amounts as will permit the Unit Holders to make timely payment of income taxes.

4.2          Amounts Withheld.   All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Unit Holders shall be treated as amounts paid or distributed, as the case may be, to the Unit Holders with respect to which such amount was withheld pursuant to this Section 4.2 for all purposes under this Agreement. The Company is authorized to withhold from payments and distributions, or with respect to allocations to the Unit Holders, and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law or any foreign law, and shall allocate any such amounts to the Unit Holders with respect to which such amount was withheld.

4.3          Limitations on Distributions.   The Company shall make no distributions to the Unit Holders except as provided in this Section 4 and Section 10 hereof.  Notwithstanding any other provision, no distribution shall be made if it is not permitted to be made under the Act.

SECTION 5.  MANAGEMENT

5.1          Directors.

(a)           General.  The Directors shall direct the business and affairs of the Company, and shall exercise all of the powers of the Company except such as are by this Agreement conferred upon or reserved ~~to~~for the Members.  ~~All~~Each Director~~s~~ elected by Unit Holders must be a Member, or an elected or appointed representative of a Member who is not a natural person.  Such qualification shall not apply to Directors appointed pursuant to Section 5.1(c).  The Directors shall adopt such policies, rules, regulations, and actions not inconsistent with law or this Agreement as it may deem advisable. The management of the business and affairs of the Company shall be directed by the Directors and not by its Members.  Subject to Section 5.4 hereof or any other express provisions hereof, the business and affairs of the Company shall be managed by or under the direction of the Directors.

                (b)           Number.   The size of the Board of Directors shall be fixed at thirteen (13) Directors.  Seven (7) directors shall be elected by the Members pursuant to Section 5.2 of this Agreement.  The remaining six (6) directors shall be appointed pursuant to Section 5.1(c) of this Agreement.   ~~The number of initial Directors of the Company shall consist of a minimum of nine (9) and a maximum of seventeen (17) members, and the number of initial Directors may be fixed or changed from time to time, within that variable range, by the initial Directors, in accordance with the provisions of this Section 5.1.~~  The Members may increase or decrease the number of ~~initial~~ Directors ~~last approved~~ and may change from a variable range to a fixed number or visa versa by an action by the Members pursuant to Section 6.4 of this Agreement.~~majority vote at any annual or special meeting~~.  ~~Upon completion of the term of the initial Directors as described in Section 5.2, the total number of Directors shall depend upon the number of Directors appointed or to be appointed pursuant to Section 5.1(c).  The Board of Directors shall consist of nine (9) Directors if there are four or fewer Directors appointed or to be appointed pursuant to Section 5.1(c) as of the record date of the first annual meeting of the Members following the term of the initial Directors, and each annual meeting of the Members thereafter.  The Board of Directors shall consist of nine (9) Directors if there are four or fewer Directors appointed or to be appointed pursuant to Section 5.1(c).  For each additional Director appointed or to be appointed pursuant to Section 5.1(c), the total number of Directors shall increase by two (2).  A majority of Directors shall always be elected by the Unit Holders.  If five (5) Directors are appointed or to be appointed pursuant to Section 5.1(c), the total number of Directors shall increase to eleven (11), six (6) of whom shall be elected by the Unit Holders.  If six (6) Directors are appointed or to be~~

~~appointed pursuant to Section 5.1(c), the total number of Directors shall increase to thirteen (13), seven (7) of whom shall be elected, and so on.~~

(c)           Special Right of Appointment for Certain Class A Unit Holders.  Each Class A Unit Holder who holds one million (1,000,000) or more Class A Units as of [November 15, 2005] is entitled to appoint one (1) Director.

(i)            Number of Appointed Directors.  As of [November 15, 2005] the number of appointed director positions will remain fixed at six (6).

(ii)           Right to Appoint Directors after [November 15, 2005].  If a Member’s purchase of Class A Units after [November 15, 2005] causes said Member’s holdings of Class A Units to exceed one million (1,000,000), that Member is not entitled to appoint a Director.

(iii)          Transfer or Retention of Right of Appointment.  Notwithstanding Section 5.1(c)(ii) above, if any Member that currently holds a right of appointment hereunder transfers one million (1,000,000) or more Class A Units to any Person and its Affiliates, that Member’s right of appointment shall be transferred to the transferee concurrently therewith.  Notwithstanding the foregoing, if the transferor of one million (1,000,000) or more Class A Units continues to hold one million (1,000,000) or more Class A Units after the transfer, said transferor may, in the transferor’s sole discretion, retain the right of appointment.  Transfers of Class A Units to Affiliates shall count in determining whether a transfer of one million (1,000,000) or more Class A Units has occurred for purposes of this section. ~~Units held by an affiliate of a Class A Unit Holder shall not count in determining the number of Units held by the Class A Unit Holder for purposes of this section.~~

(iv)          Term of Appointed Directors.             A Director appointed by a Class A Unit Holder under this section shall serve indefinitely at the pleasure of the Class A Unit Holder appointing him or her until a successor is appointed, or until the earlier death, resignation, or removal of the Director.  A Director appointed under this section may be removed for any reason by the Class A Member appointing him or her or the Class A Member who succeeds to a right to appoint directors pursuant to a transfer of Class A Units satisfying the requirements of Section 5.1(c)(iii), upon written notice to the Board of Directors, which notice may designate and appoint a successor Director to fill the vacancy, and which notice may be given at a meeting of the Board of Directors attended by the person appointed to fill the vacancy.  Any such vacancy shall be filled within thirty (30) days of its occurrence by the Class A Unit Holder having the right of appointment.

(v)           Board of Directors Right to Appoint Successor.  If a vacancy in an appointed board position is not filled within thirty (30) days, then the Class A Unit Holder's right to appoint a Director shall terminate and the Board of Directors shall have the right to appoint a successor.  In the event that the number of Class A Units held by a Class A Unit Holder falls below one million (1,000,000) Units ~~the threshold granting appointment rights~~, the term of any Director appointed by such Unit Holder shall terminate and a successor shall be ~~elected or~~ appointed ~~in accordance with the terms of this Agreement.~~by the Board of Directors.  A Director appointed by the Board of

Directors under this Section shall serve indefinitely at the pleasure of the Board of Directors until the Board of Directors appoints a successor due to the death, resignation, or removal of the appointed Director.

(d)           Limits on Modification.  The amendment or repeal of this section 5.1 or the adoption of any provision inconsistent therewith shall require ~~the approval of the Unit Holders~~an action by the Members pursuant to Section 6.4 of this Agreement. ~~representing at least a majority of the outstanding Units and the approval of every Class A Unit Holder adversely affected by such amendment, repeal, or adoption of an inconsistent provision~~.

5.2          Election of Directors.   ~~The initial Directors, appointed by the initial Members, shall be the individuals set forth on Exhibit "B" attached hereto.  The initial Directors shall each serve as Directors for an initial term ending on the date of the annual meeting of the Members in 2003, and in all cases until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of such Director.~~

(a)           Term of Elected Directors.  Upon the expiration of the initial terms of the Directors set forth on Exhibit “B” attached hereto, at the annual meeting of the Members in 2003, Directors shall be elected by the Members for staggered terms of three (3) years and until a successor is elected and qualified.  The terms of Group I Directors shall expire first (initial term of one year with successors elected to three year terms thereafter), followed by those of Group II Directors (initial term of two years with successors elected to a three year terms thereafter), and then Group III Directors (initial and subsequent terms of three years).  The initial Directors shall, by resolution adopted prior to the expiration of their initial term, separately identify the Director positions to be appointed and elected and shall classify each such Director position into a respective group, such classification to serve as the basis for the staggering of terms among the Directors.

(b)           Members Entitled to Elect Directors.  ~~Initial appointments to the Board of Directors authorized by Section 5.1(c) shall be made by the authorized Class A Unit Holders at the annual meeting of Unit Holders in 2003.  The remaining~~Elected Directors shall be elected by the Class A and Class B Unit Holders, voting collectively, at the annual meeting of Unit Holders in 2003 and at each subsequent annual meeting of Unit Holders when a vacancy exists, provided, however, that any Class A Unit Holder who is authorized to appoint a Director pursuant to Section 5.1(c) shall not be entitled to vote for the election of any other Directors that the Unit Holders are entitled to elect, and the Units held by such Class A Unit Holder shall not be included in determining ~~a Majority in Interest of the remaining Unit Holders for purposes of electing Directors~~the election of Directors pursuant to subparagraph (d) of this Section 5.2.

(c)           Director Nominations.  One or more nominees for Director positions up for election shall be named by the then current Directors or by a nominating committee established by the Directors.  Nominations for the election of directors may also be made by any Unit Holder entitled to vote generally in the election of directors.

i.              Timing of Nominations.  A Unit Holder who desires to nominate a director candidate must provide the Company with written notice of such Unit Holder's intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than 120 calendar days before the date of the Company’s proxy statement released to Unit Holders in connection with the previous year’s annual meeting.  Notwithstanding the foregoing, in the event Rule 14a-8(e)(2) of Regulation 14A of the Securities Exchange Act of 1934, as amended, relating to the submission of member proposals for inclusion in a company's proxy statement is amended, the deadline for nominations for director candidates under this section shall automatically adjust to remain the same as the timeframe provided in Rule 14a-8(e) for member proposals.   ~~However, any Unit Holder that intends to nominate one or more persons for election as Directors at a meeting may do so only if written notice of such Unit Holder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than~~ However, if the Company did not hold an annual meeting the previous year or the date of the current year’s annual meeting is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time, as determined by the Board of Directors, before the Company begins to print and mail its proxy materials for~~thirty (30) days nor more than ninety (90) days prior to~~  the annual meeting of the Company.  Notwithstanding any provision to the contrary, the Board of Directors, in its sole discretion, may accept written notice that is submitted after the above described deadline has passed.

ii.  Content of Notice to Company of Nominations.  Each such notice to the Secretary shall set forth: (~~i~~a) the name and address of record of the Unit Holder who intends to make the nomination; (~~ii~~b) a representation that the Unit Holder is a holder of record of Units of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c~~iii~~) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (d~~iv~~) a description of all arrangements or understandings between the Unit Holder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Unit Holder; (e~~v~~) such other information regarding each nominee proposed by such Unit Holder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (f~~vi~~) the consent of each nominee to serve as a Director of the Company if so elected; and (g~~vi~~) a nominating petition signed and dated by the holders of at least five percent (5%) of the then outstanding Units and clearly setting forth the proposed nominee as a candidate of the Director’s seat to be filled at the next election of Directors. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company. The presiding Officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.   ~~The amendment or repeal of this section or the adoption of any provision inconsistent therewith shall require the approval of the Unit Holders representing at least a majority of the outstanding Units.~~

(d)           Voting Requirement.  Nominees for open Director positions shall be elected by a plurality vote of the Members present at a meeting at which a quorum is present so that the nominees receiving the greatest number of votes relative to the votes cast for their competitors shall be elected Directors.

(e)           Vacancies.  Except in the instance of representatives appointed to the Board of Directors by certain Class A Unit Holders under Section 5.1, whenever a vacancy occurs other than from expiration of a term of office or removal from office, a majority of the remaining Directors shall appoint a new Director to fill the vacancy for the remainder of such term.

(f)            Limits on Modification.  The amendment or repeal of this section 5.2 or the adoption of any provision inconsistent therewith shall require an action by the Members pursuant to Section 6.4 of this Agreement.

5.3          Committees.   A resolution approved by the affirmative vote of a majority of the Directors may establish committees having the authority of the Directors in the management of the business of the Company to the extent provided in the resolution. A committee shall consist of one or more persons, who need not be Directors, appointed by affirmative vote of a majority of the Directors present. Committees may include a compensation committee and/or an audit committee, in each case consisting of one or more independent Directors or other independent persons. Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Directors. A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the Directors present.

5.4          Authority of Directors.   Subject to the limitations and restrictions set forth in this Agreement, the Directors shall direct the management of the business and affairs of the Company and shall have all of the rights and powers which may be possessed by a "manager" under the Act including, without limitation, the right and power to do or perform the following and, to the extent permitted by the Act or this Agreement, the further right and power by resolution of the Directors to delegate to the Officers or such other Person or Persons to do or perform the following:

(a)         Conduct its business, carry on its operations and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country which may be necessary or convenient to effect any or all of the purposes for which it is organized;

(b)         Acquire by purchase, lease, or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(c)          Operate, maintain, finance, improve, construct, own, grant operations with respect to, sell, convey, assign, mortgage, and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(d)         Execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of the business, or in connection with managing the affairs of the Company, including, executing amendments to this Agreement and the Articles in accordance with the terms of this Agreement, both as Directors and, if required, as attorney-in-

fact for the Members pursuant to any power of attorney granted by the Members to the Directors;

(e)          Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge, or other lien on any Company assets;

(f)           Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract, or other instrument purporting to convey or encumber any or all of the Company assets;

(g)          Prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the assets of the Company and in connection therewith execute any extensions or renewals of encumbrances on any or all of such assets;

(h)         Care for and distribute funds to the Members by way of cash income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company or this Agreement;

(i)             Contract on behalf of the Company for the employment and services or employees and/or independent contractors, such as lawyers and accountants, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;

(j)            Engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to Company assets and Directors' and Officers' liability) necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;

(k)         Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Company;

(l)             Institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or the Directors or Officers in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith;

(m)     Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them;

(n)         Agree with any Person as to the form and other terms and conditions of such Person's Capital Contribution to the Company and cause the Company to issue Membership Economic Interests and Units in consideration of such Capital Contribution; and

(o)         Indemnify a Member or Directors or Officers, or former Members or Directors or Officers, and to make any other indemnification that is authorized by this Agreement in accordance with, and to the fullest extent permitted by, the Act.

5.5          Director as Agent.   Notwithstanding the power and authority of the Directors to manage the business and affairs of the Company, no Director shall have authority to act as agent for the Company for the purposes of its business (including the execution of any instrument on behalf of the Company) unless the Directors have authorized the Director to take such action. The Directors may also delegate authority to manage the business and affairs of the Company (including the execution of instruments on behalf of the Company) to such Person or Persons (including to any Officers) designated by the Directors, and such Person or Persons (or Officers) shall have such titles and authority as determined by the Directors.

5.6          Restrictions on Authority of Directors.   (a) The Directors shall not have authority to, and they covenant and agree that they shall not, do any of the following acts without the unanimous consent of the Members:

(i)                                                          Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Section 1.3 hereof;

(ii)                                                       Knowingly do any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

(iii)                                                    Possess Company Property, or assign rights in specific Company Property, for other than a Company purpose; or

(iv)                                                   Cause the Company to voluntarily take any action that would cause a bankruptcy of the Company.

(b) The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the consent of a majority of the Membership Voting Interests:

(i)                                     Merge, consolidate, exchange or otherwise dispose of at one time all or substantially all of the Property, except for a liquidating sale of the Property in connection with the dissolution of the Company;

(ii)                                  Confess a judgment against the Company in an amount in excess of $500,000;

(iii)                               Issue Units at a purchase price of less than $0.50 per Unit;

~~(i)                                     Issue more than an aggregate of 30,000,000 Units;~~

(iv)                              Elect to dissolve the Company;

(v)                                 Cause the Company to acquire any equity or debt securities of any Director or any of its Affiliates, or otherwise make loans to any Director or any of its Affiliates.

The actions specified herein as requiring the consent of the Members shall be in addition to any actions by the Directors which are specified in the Act as requiring the consent or approval of the Members.  Any such required consent or approval may be given by a vote of a majority of the Membership Voting Interests.

(c)  The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without Member action pursuant to Section 6.4 of this Agreement, issue more than an aggregate of 30,000,000 Units.

5.7          Director Actions.   Meetings of the Directors shall be held at such times and places as shall from time to time be determined by the Directors. Meetings of the Directors may also be called by the Chairman of the Company or by any one or more Directors. If the date, time, and place of a meeting of the Directors has been announced at a previous meeting, no notice shall be required. In all other cases, five (5) days' written notice of meetings, stating the date, time, and place thereof and any other information required by law or desired by the Person(s) calling such meeting, shall be given to each Director. Any Director may waive notice of any meeting. A waiver of notice by a Director is effective whether given before, at, or after the meeting, and whether given orally, in writing, or by attendance. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, unless such Director objects at the beginning of the meeting to the transaction of business on the grounds that the meeting is not lawfully called or convened and does not participate thereafter in the meeting. Any action required or permitted to be taken by the Directors may also be taken by a written action signed by all of the Directors. The Directors may participate in any meeting of the Directors by means of telephone conference or similar means of communication by which all persons participating in the meeting can simultaneously hear each other. Not less than fifty percent (50%) of the Directors shall constitute a quorum for the transaction of business at any Director's meeting, provided that a majority thereof shall be Directors elected by Class A and Class B Unit Holders. Each Director shall have one (1) vote at meetings of the Directors. The Directors shall take action by the vote of a majority of all Directors. No Director shall be disqualified from voting on any matter to be determined or decided by the Directors solely by reason of such Director's (or his/her Affiliate's) potential financial interest in the outcome of such vote, provided that the nature of such Director's (or his/her Affiliate's) potential financial interest was reasonably disclosed at the time of such vote.

5.8          Duties and Obligations of Directors.  The Directors shall cause the Company to conduct its business and operations separate and apart from that of any Director or any of its Affiliates. The Directors shall take all actions which may be necessary or appropriate (i) for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Iowa and each other jurisdiction in which such existence is necessary to protect the limited liability of Members or to enable the Company to conduct the business in which it is engaged; and (ii) for the accomplishment of the Company's purposes, including the acquisition, development, maintenance, preservation, and operation of Company Property in accordance with the provisions of this Agreement and applicable laws and regulations. Each Director shall have the duty to discharge the foregoing duties in good faith, in a manner the Director believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. The Directors shall be under no other fiduciary duty to the Company or the Members to conduct the affairs of the Company in a particular manner.

5.9          Chairman and Vice Chairman.   Unless provided otherwise by a resolution adopted by the Directors, the Chairman shall preside at meetings of the Members and the Directors; shall see that all orders and resolutions of the Directors are carried into effect; may maintain records of and certify proceedings of the Directors and Members; and shall perform such other duties as may from time to time be prescribed by the Directors.  The Vice Chairman shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman and shall perform such other duties as the Directors or the Chairman may from time to time prescribe. The Directors may designate more than one Vice Chairmen, in which case the Vice Chairmen shall be designated by the Directors so as to denote which is most senior in office.

5.10        President and Chief Executive Officer.   Until provided otherwise by a resolution of the Directors, the Chairman shall also act as the interim President and CEO of the Company (herein referred to as the "President"; the titles of President and CEO shall constitute a reference to one and the same office and Officer of the Company), and the Chairman may exercise the duties of the office of Chairman using any such designations. The Directors shall appoint someone other than the Chairman as the President of the Company not later than the commencement of operations of the Facilities, and such President shall perform such duties as the Directors may from time to time prescribe, including without limitation, the management of the day –to day operations of the Facilities.

5.11        Chief Financial Officer.   Unless provided otherwise by a resolution adopted by the Directors, the Chief Financial Officer of the Company shall be the Treasurer of the Company and shall keep accurate financial records for the Company; shall deposit all monies, drafts, and checks in the name of and to the credit of the Company in such banks and depositories as the Directors shall designate from time to time; shall endorse for deposit all notes, checks, and drafts received by the Company as ordered by the Directors, making proper vouchers therefor; shall disburse Company funds and issue checks and drafts in the name of the Company as ordered by the Directors, shall render to the President and the Directors, whenever requested, an account of all such transactions as Chief Financial Officer and of the financial condition of the Company, and shall perform such other duties as may be prescribed by the Directors or the President from time to time.

5.12        Secretary; Assistant Secretary.   The Secretary shall attend all meetings of the Directors and of the Members and shall maintain records of, and whenever necessary, certify all proceedings of the Directors and of the Members. The Secretary shall keep the required records of the Company, when so directed by the Directors or other person or persons authorized to call such meetings, shall give or cause to be given notice of meetings of the Members and of meetings of the Directors, and shall also perform such other duties and have such other powers as the Chairman or the Directors may prescribe from time to time. An Assistant Secretary, if any, shall perform the duties of the Secretary during the absence or disability of the Secretary.

5.13        Vice President.   The Company may have one or more Vice Presidents.  If more than one, the Directors shall designate which is most senior.  The most senior Vice President shall perform the duties of the President in the absence of the President.

5.14        Delegation.   Unless prohibited by a resolution of the Directors, the President, Chief Financial Officer, Vice President and Secretary (individually, an "Officer" and collectively, "Officers") may delegate in writing some or all of the duties and powers of such Officer's management position to other Persons.  An Officer who delegates the duties or powers of an office remains subject to the standard of conduct for such Officer with respect to the discharge of all duties and powers so delegated.  The offices of Secretary and Treasurer may be held by one individual.

5.15        Execution of Instruments.   All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Company shall be signed on behalf of the Company by (i) the Chairman; or (ii) when authorized by resolution(s) of the Directors, the President; or (iii) by such other person or persons as may be designated from time to time by the Directors.

5.16        Limitation of Liability; Indemnification of Directors.   To the maximum extent permitted under the Act and other applicable law, no Member or Director of this Company shall be personally liable for any debt, obligation or liability of this Company merely by reason of being a Member or Director or both. No Director of this Company shall be personally liable to this Company or its Members for monetary damages for a breach of fiduciary duty by such Director; provided that this provision shall not eliminate or limit the liability of a Director for any of the following: (i) receipt of an improper financial benefit to which the Director is not entitled; (ii) liability for receipt of distributions in violation of the articles of organization, operating agreement, or Sections 807 and 808 of the Act; (iii) a knowing violation of law; or (iv) acts or omissions involving fraud, bad faith or willful misconduct.  To the maximum extent permitted under the Act and other applicable law, the Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, save and hold harmless, and pay all judgments and claims against each Director relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Director or Officer in connection with the business of the Company, including reasonable attorneys' fees incurred by such Director or Officer in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, including all such liabilities under federal and state securities laws as permitted by law. To the maximum extent permitted under the Act and other applicable law, in the event of any action by a Unit Holder against any Director, including a derivative suit, the Company shall indemnify, save harmless, and pay all costs, liabilities, damages and expenses of such Director, including reasonable attorneys' fees incurred in the defense of such action. Notwithstanding the foregoing provisions, no Director shall be indemnified by the Company to the extent prohibited or limited (but only to the extent limited) by the Act. The Company may purchase and maintain insurance on behalf of any Person in such Person's official capacity against any liability asserted against and incurred by such Person in or arising from that capacity, whether or not the Company would otherwise be required to indemnify the Person against the liability.

5.17        Compensation; Expenses of Directors.   No Member or Director shall receive any salary, fee, or draw for services rendered to or on behalf of the Company merely by virtue of their status as a Member or Director, it being the intention that, irrespective of any personal interest of any of the Directors, the Directors shall have authority to establish reasonable compensation of all Directors for services to the Company as Directors, Officers, or otherwise. Except as otherwise approved by or pursuant to a policy approved by the Directors, no Member or Director shall be reimbursed for any expenses incurred by such Member or Director on behalf of the Company.

Notwithstanding the foregoing, by resolution by the Directors, the Directors may be paid as reimbursement therefor, their expenses, if any, of attendance at each meeting of the Directors. In addition, the Directors, by resolution, may approve from time to time, the salaries and other compensation packages of the Officers of the Company.

5.18        Loans.   Any Member or Affiliate may, with the consent of the Directors, lend or advance money to the Company.  If any Member or Affiliate shall make any loan or loans to the Company or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company but shall be a debt due from the Company. The amount of any such loan or advance by a lending Member or Affiliate shall be repayable out of the Company's cash and shall bear interest at a rate not in excess of the prime rate established, from time to time, by any major bank selected by the Directors for loans to its most creditworthy commercial borrowers, plus four percent (4%) per annum.  If the Directors, or any Affiliate of the Directors, is the lending Member, the rate of interest and the terms and conditions of such loan shall be no less favorable to the Company than if the lender had been an independent third party.  None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company.

SECTION 6.  ROLE OF MEMBERS

6.1          Rights or Powers.   Except as otherwise expressly provided for in this Agreement, the Members shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way.

6.2          Voting Rights.   The Members shall have voting rights as defined by the Membership Voting Interest of such Member and in accordance with the provisions of this Agreement.

6.3          Member Meetings; Quorum and Proxies.   Meetings of the Members shall be called by the Directors, and shall be held at the principal office of the Company or at such other place as shall be designated by the person calling the meeting.  Notice of the meeting, stating the place, day and hour of the meeting, shall be given to each Member in accordance with Section 11.1 hereof at least 10 days and no more than 60 days before the day on which the meeting is to be held. Unit Holders representing an aggregate of not less than twenty-five percent (25%) of the Units may also in writing demand that a meeting of the Members be called by the Directors. Starting in 2003, regular meetings of the Members, one of which the Directors shall designate as the annual meeting of the Members, shall be held not less than once per Fiscal Year, at such time and place as determined by the Directors upon written notice thereof stating the date, time and place, given not less than ten (10) days nor more than sixty (60) days prior to the meeting to every Member entitled to vote at such meeting. A Member may waive the notice of meeting required hereunder by written notice of waiver signed by the Member whether given before, during or after the meeting. Attendance by a Member at a meeting is waiver of notice of that meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting. The presence (in person or by proxy or mail ballot) of at least thirty percent (30%) of the Membership Voting Interests is required for the transaction of business at a meeting of the Members. Voting by proxy or by mail ballot shall be permitted on any matter if authorized by the Directors.

6.4          Voting; Action by Members.   If a quorum is present at a meeting of the Members, the affirmative vote of a majority of the Membership Voting Interests represented at said meeting of the Members (in person, by proxy, or by mail ballot) shall constitute the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by this Agreement.

~~6.4~~6.5     Termination of Membership.   The membership of a Member in the Company shall terminate upon the occurrence of events described in the Act, including registration and withdrawal. If for any reason the membership of a Member is terminated, the Member whose membership has terminated loses all Membership Voting Interests and shall be considered merely as assignee of the Membership Economic Interest owned before the termination of membership, having only the rights of an unadmitted Assignee provided for in Section 9.5 hereof.

~~6.5~~6.6     Continuation of the Company.   The Company shall not be dissolved upon the occurrence of any event which is deemed to terminate the continued membership of a Member. The Company's affairs shall not be required to be wound up. The Company shall continue without dissolution.

~~6.6~~6.7     No Obligation to Purchase Membership Interest.   No Member whose membership in the Company terminates, nor any transferee of such Member, shall have any right to demand or receive a return of such terminated Member's Capital Contributions or to require the purchase or redemption of the Member's Membership Interest. The other Members and the Company shall not have any obligation to purchase or redeem the Membership Interest of any such terminated Member or transferee of any such terminated Member.

~~6.7~~6.8     Waiver of Dissenters Rights.   Each Member hereby disclaims, waives and agrees, to the fullest extent permitted by law or the Act, not to assert dissenters' or similar rights under the Act.

~~6.8~~6.9     Limitation on Ownership.  Notwithstanding any other provision herein, no Member shall directly or indirectly own or control more than forty percent (40%) of the issued and outstanding Units at any time.  Units under indirect ownership or control by a Member shall include Units owned or controlled by such Member's Related Parties and Affiliates.

SECTION 7.  ACCOUNTING, BOOKS AND RECORDS

7.1          Accounting, Books and Records.   The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP. The books and records shall reflect all the Company transactions and shall be appropriate and adequate for the Company's business. The Company shall maintain at its principal office all of the following: (i) A current list of the full name and last known business or residence address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Member and Assignee; (ii) The full name and business address of each Director; (iii) A copy of the Articles and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed; (iv) Copies of the Company's federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years; (v) A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed; and (vi) Copies of the financial statements of the Company, if any, for the six most recent Fiscal Years. The Company shall use the accrual method of accounting in preparation of its financial reports and for tax purposes and shall keep its books and records accordingly. Any Member or its designated representative shall have reasonable access during normal business hours to such information and documents. The rights granted to a Member pursuant to this Section 7.1 are expressly subject to compliance by such Member with the safety, security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be established from time to time.

7.2          Reports.   The Chief Financial Officer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company's accountants. The Company shall cause to be delivered to each Member the financial statements listed below, prepared, in each case (other than with respect to Member's Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied.  As soon as practicable following the end of each Fiscal Year (and in any event not later than ninety (90) days after the end of such Fiscal Year) and at such time as distributions are made to the Unit Holders pursuant to Section 10 hereof following the occurrence of a Dissolution Event, a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Unit Holders' Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company's accountants, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements).

7.3          Tax Matters.   The Directors shall, without any further consent of the Unit Holders being required (except as specifically required herein), make any and all elections for federal, state, local, and foreign tax purposes as the Directors shall determine appropriate and represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders.  The Directors shall designate a Person to be specifically authorized to act as the "Tax Matters Member" under the Code and in any similar capacity under state or local law; provided, however, that the Directors shall have the authority to designate, remove and replace the Tax Matters Member who shall act as the tax matters partner within the meaning of and pursuant to Regulations Sections 301.6231(a)(7)-1 and -2 or any similar provision under state or local law. Necessary tax information shall be delivered to each Unit Holder as soon as practicable after the end of each Fiscal Year of the Company but not later than three (3) months after the end of each Fiscal Year.

7.4          Delivery to Members and Inspection.   Upon the request of any Member for purposes reasonably related to the interest of that Person as a Member, the Directors shall promptly deliver to the requesting Member, at the expense of the requesting Member, a copy of the information required to be maintained under Section 7.1 and a copy of this Agreement and all amendments hereto. Each Member has the right, upon reasonable request for purposes reasonably related to the interest of the Person as a Member and for proper purposes, to: (i) inspect and copy during normal business hours any of the Company records described in Section 7.1; and (ii) obtain from the Directors, promptly after their becoming available, a copy of the Company's federal, state, and local income tax or information returns for each Fiscal Year. Each Assignee shall have the right to information regarding the Company only to the extent required by the Act.

SECTION 8.  AMENDMENTS

8.1          Amendments.   Amendments to this Agreement may be proposed by the Directors or any Member. Following such proposal, the Directors shall submit to the Members a verbatim statement of any proposed amendment, providing that counsel for the Company shall have approved of the same in writing as to form, and the Directors shall include in any such submission a recommendation as to the proposed amendment. The Directors shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate.  Except as otherwise provided for in this Agreement, ~~A~~a proposed amendment shall be adopted and be effective as an amendment hereto only if approved by ~~the affirmative vote of a majority of the Membership Voting Interests~~ an action of the Members pursuant to Section 6.4 of this Agreement.  However, if said amendment would reduce or have the effect of reducing the voting requirement necessary to take an action under this Agreement, then the affirmative vote of the proportion or number of Membership Voting Interests required under the section that is the subject of the amendment is required to adopt said amendment. ~~.~~ Notwithstanding any provision of this Section 8.1 to the contrary, this Agreement shall not be amended without the consent of each Member adversely affected if such amendment would modify the limited liability of a Member, or alter the Membership Economic Interest of a Member.

SECTION 9.  TRANSFERS

9.1          Restrictions on Transfers.   Except as otherwise permitted by this Agreement, no Member shall Transfer all or any portion of its Units. In the event that any Member pledges or otherwise encumbers all or any part of its Units as security for the payment of a Debt, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Section 9. In the event such pledgee or secured party becomes the Unit Holder hereunder pursuant to the exercise of such party's rights under such pledge or hypothecation agreement, such pledgee or secured party shall be bound by all terms and conditions of this Second Amended and Restated Operating Agreement and all other agreements governing the rights and obligations of Unit Holders. In such case, such pledgee or secured party, and any transferee or purchaser of the Units held by such pledgee or secured party, shall not have any Membership Voting Interest attached to such Units unless and until the Directors have approved in writing and admitted as a Member hereunder, such pledgee, secured party, transferee or purchaser of such Units.

9.2          Permitted Transfers.   Subject to the conditions and restrictions set forth in this Section 9, a Member may (a) at any time Transfer all or any portion of its Units (i) to the transferor's administrator or trustee to whom such Units are transferred involuntarily by operation of law, or (ii) without consideration to or in trust for descendants of a Member; and (b) at any time following the date on which substantial operations of the Facilities commences, Transfer all or any portion of its Units (i) to any Person approved by a majority of the Directors in writing, or (ii) to any other Member or to any Affiliate or Related Party of another Member, or (iii) to any Affiliate or Related Party of the transferor. Any such Transfer set forth in this Section 9.2 and meeting the conditions set forth in Section 9.3 below is referred to in this Agreement as a "Permitted Transfer".

9.3          Conditions to Permitted Transfers.   A Transfer shall not be treated as a Permitted Transfer under Section 9.2 hereof unless and until the Directors have approved such Transfer as set forth in Section 9.2 and the following conditions are satisfied:

(a) Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer. In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company. In all cases, the Company shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such Transfer.

(b) The transferor and transferee shall furnish the Company with the transferee's taxpayer identification number, sufficient information to determine the transferee's initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Units until it has received such information.

(c) Except in the case of a Transfer of any Units involuntarily by operation of law, either (i) such Units shall be registered under the Securities Act, and any applicable state securities laws, or (ii) the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.

(d) Except in the case of a Transfer of Units involuntarily by operation of law, the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer will not cause the Company to be deemed to be an "investment company" under the Investment Company Act of 1940.

(e) Unless otherwise approved by the Directors and a 75% majority in interest of the Members, no Transfer of Units shall be made except upon terms which would not, in the opinion of counsel chosen by and mutually acceptable to the Directors and the transferor Member, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company. If the immediate Transfer of such Unit would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Member shall be entitled to (or required, as the case may be) (i) immediately Transfer only that portion of its Units as may, in the opinion of such counsel, be transferred without causing such a termination and (ii) enter into an agreement to Transfer the remainder of its Units, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination. The purchase price for the Units shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Units being transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer. In the case of a Transfer by one Member to another Member, the deferred purchase price shall be deposited in an interest-bearing escrow account unless another method of securing the payment thereof is agreed upon by the transferor Member and the transferee Member(s).

(f) No notice or request initiating the procedures contemplated by Section 9.3 may be given by any Member after a Dissolution Event has occurred. No Member may sell all or any portion of its Units after a Dissolution Event has occurred.

(g) No Person shall Transfer any Unit if, in the determination of the Directors, such Transfer would cause the Company to be treated as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code.

The Directors shall have the authority to waive any legal opinion or other condition required in this Section 9.3 other than the member approval requirement set forth in Section 9.3(e).

9.4          Prohibited Transfers.   Any purported Transfer of Units that is not a Permitted Transfer shall be null and void and of no force or effect whatsoever; provided that, if the Company is required to recognize a Transfer that is not a Permitted Transfer (or if the Directors, in their sole discretion, elect to recognize a Transfer that is not a Permitted Transfer), the Units Transferred shall be strictly limited to the transferor's Membership Economic Interests as provided by this Agreement with respect to the transferred Units, which Membership Economic Interests may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Interest may have to the Company. In the case of a Transfer or attempted Transfer of Units that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company and the other Members from all cost, liability, and damage that any of such indemnified Members may incur (including, without limitation, incremental tax liabilities, lawyers' fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

9.5          Rights of Unadmitted Assignees.   A Person who acquires Units but who is not admitted as a substituted Member pursuant to Section 9.6 hereof shall be entitled only to the Membership Economic Interests with respect to such Units in accordance with this Agreement, and shall not be entitled to the Membership Voting Interest with respect to such Units. In addition, such Person shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not have any of the rights of a Member under the Act or this Agreement.

9.6          Admission of Substituted Members.   As to Permitted Transfers, a transferee of Units shall be admitted as a substitute Member provided that such transferee has complied with the following provisions: (a) The transferee of Units shall, by written instrument in form and substance reasonably satisfactory to the Directors; (i) accept and adopt the terms and provisions of this Agreement, including this Section 9, and (ii) assume the obligations of the transferor Member under this Agreement with respect to the transferred Units. The transferor Member shall be released from all such assumed obligations except (A) those obligations or liabilities of the transferor Member arising out of a breach of this Agreement, (B) in the case of a Transfer to any Person other than a Member or any of its Affiliates, those obligations or liabilities of the transferor Member based on events occurring, arising or maturing prior to the date of Transfer, and (C) in the case of a Transfer to any of its Affiliates, any Capital Contribution or other financing obligation of the transferor Member under this Agreement; (b) The transferee pays or reimburses the Company for all reasonable legal, filing, and publication costs that the Company incurs in connection with the admission of the transferee as a Member with respect to the Transferred Units; and (c) Except in the case of a Transfer involuntarily by operation of law, if required by the Directors, the transferee (other than a transferee that was a Member prior to the Transfer) shall deliver to the Company evidence of the authority of such Person to become a Member and to be bound by all of the terms and conditions of this Agreement, and the transferee and transferor shall each execute and deliver such other instruments as the Directors reasonably deem necessary or appropriate to effect, and as a condition to, such Transfer.

9.7          Representations Regarding Transfers.   (a) Each Member hereby covenants and agrees with the Company for the benefit of the Company and all Members, that (i) it is not currently making a market in Units and will not in the future make a market in Units, (ii) it will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published thereunder); and (iii) in the event such Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Company interests and which are commonly referred to as "matching services" as being a secondary market or substantial equivalent thereof, it will not Transfer any Units through a matching service that is not approved in advance by the Company. Each Member further agrees that it will not Transfer any Units to any Person unless such Person agrees to be bound by this Section 9.7 and to Transfer such Units only to Persons who agree to be similarly bound. (b) Each Member hereby represents and warrants to the Company and the Members that such Member's acquisition of Units hereunder is made as principal for such Member's own account and not for resale or distribution of such Units. Each Member further hereby agrees that the following legend, as the same may be amended by the Directors in their sole discretion, may be placed upon any counterpart of this Agreement, the Articles, or any other document or instrument evidencing ownership of Units:

THE TRANSFERABILITY OF THE COMPANY UNITS REPRESENTED BY THIS DOCUMENT IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE, OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, THE TERMS AND CONDITIONS SET FORTH IN THE SECOND AMENDED AND RESTATED OPERATING AGREEMENT AND AGREED TO BY EACH MEMBER.

THE UNITS REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

9.8          Distribution and Allocations in Respect of Transferred Units.   If any Units are Transferred during any Fiscal Year in compliance with the provisions of this Section 9, Profits, Losses, each item thereof, and all other items attributable to the Transferred Units for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Directors. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer to be effective as of ~~not later than~~ the first day of the month ~~end of the calendar month during which it is given notice of such Transfer~~following the month in which all documents to effectuate the transfer have been approved by the Board of Directors of the Company, provided that, ~~if the Company is given notice of a Transfer at least ten (10) business days prior to the Transfer, the Company shall recognize such Transfer as of the date of such Transfer, and provided further that~~ if the Company does not receive a notice stating the date such Units were transferred and such other information as the Directors may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Company, was the owner of the Units on the last day of such Fiscal Year. Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 9.8, whether or not the Directors or the Company has knowledge of any Transfer of ownership of any Units.

9.9          Additional Members.  Additional Members may be admitted from time to time upon the approval of the Board of Directors.  Any such additional Member shall pay such purchase price for his/her/its Membership Interest and shall be admitted in accordance with such terms and conditions, as the Board of Directors shall approve.  All Members acknowledge that the admission of additional Members may result in a dilution of a Member’s Membership Interest.  Prior to the admission of any Person as a Member, such Person shall agree to be bound by the provisions of this Agreement and shall sign and deliver an Addendum to this Agreement in the form of Exhibit C, attached hereto.  Upon execution of such Addendum, such additional Members shall be deemed to be parties to this Agreement as if they had executed this Agreement on the original date hereof, and, along with the parties to this Agreement, shall be bound by all the provisions hereof from and after the date of execution hereof.  The Members hereby designate and appoint the Board of Directors to accept such additional Members and to sign on their behalf any Addendum in the form of Exhibit C, attached hereto.

SECTION 10.  DISSOLUTION AND WINDING UP

10.1        Dissolution.   The Company shall dissolve and shall commence winding up and liquidating upon the first Dissolution Event to occur.  The Members hereby agree that, notwithstanding any provisions of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

10.2        Winding Up.   Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs, PROVIDED that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 10.2 and the Articles have been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company. The Liquidator shall take full account of the Company's liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 10.8 hereof), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order: (a) First, to creditors (including Members and Directors who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company's Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made; and (b) Second, except as provided in this Agreement, to Members in satisfaction of liabilities for distributions pursuant to the Act; (c) Third, the balance, if any, to the Unit Holders in accordance with the positive balance in their Capital Accounts calculated after making the required adjustment set forth in clause (ii)(C) of the definition of Gross Asset Value in Section 1.10 of this Agreement, after giving effect to all contributions, distributions and allocations for all periods.

10.3        Compliance with Certain Requirements of Regulations; Deficit Capital Accounts.   In the event the Company is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), (a) distributions shall be made pursuant to this Section 10 to the Unit Holders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Unit Holder has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unit Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Unit Holders pursuant to this Section 10 may be: (a) Distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section 10.2 hereof; or (b) Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.

10.4        Deemed Distribution and Recontribution.   Notwithstanding any other provision of this Section 10, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company's Debts and other liabilities shall not be paid or discharged, and the Company's affairs shall not be wound up.

10.5        Rights of Unit Holders.   Except as otherwise provided in this Agreement, each Unit Holder shall look solely to the Property of the Company for the return of its Capital Contribution and has no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Unit Holders shall have no recourse against the Company or any other Unit Holder or Directors.

10.6        Allocations During Period of Liquidation.   During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 10.2 hereof (the "Liquidation Period"), the Unit Holders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Section 3 hereof.

10.7        Character of Liquidating Distributions.   All payments made in liquidation of the interest of a Unit Holder in the Company shall be made in exchange for the interest of such Unit Holder in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Unit Holder in Company goodwill.

10.8        The Liquidator.   The "Liquidator" shall mean a Person appointed by the Directors(s) to oversee the liquidation of the Company. Upon the consent of a majority in interest of the Members, the Liquidator may be the Directors. The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Section 10 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services. The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator or any officers, directors, agents or employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys' fees incurred by the Liquidator, officer, director, agent or employee in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, except to the extent such liability or damage is caused by the fraud, intentional misconduct of, or a knowing violation of the laws by the Liquidator which was material to the cause of action.

10.9        Forms of Liquidating Distributions.   For purposes of making distributions required by Section 10.2 hereof, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.

SECTION 11.  MISCELLANEOUS

11.1        Notices.  Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is actually received, if sent by United States mail, postage and charges prepaid, or ~~by~~ (iii) if sent by facsimile, email, or other electronic transmission, when a Member has provided prior consent to electronic delivery of notices and when such transmission is electronically confirmed as having been successfully transmitted. ~~if such facsimile is followed by a hard copy of the facsimile communication sent promptly thereafter by~~ If sent by United States mail~~, postage and charges prepaid,~~ then the notice, payment, demand or communication must be addressed as follows, or to such other address as such Person may from time to time specify by notice to the Members and the Directors: (a) If to the Company, to the address determined pursuant to Section 1.4 hereof; (b) If to the Directors, to the address set forth on record with the company; (c) If to a Member, to the address set forth in Section 2.1 hereof.

11.2        Binding Effect.   Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees, and assigns.

11.3        Construction.   Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.

11.4        Headings.   Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

11.5        Severability.   Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 14.6 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.

11.6        Incorporation By Reference.   Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is not incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.

11.7        Variation of Terms.   All terms and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

11.8        Governing Law.   The laws of the State of Iowa shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.

11.9        Waiver of Jury Trial.   Each of the Members irrevocably waives to the extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

11.10      Counterpart Execution.   This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

11.11      Specific Performance.   Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

IN WITNESS WHEREOF, the parties have executed and entered into this Operating Agreement of the Company as of the day first above set forth.

COMPANY:

GOLDEN GRAIN ENERGY, LLC

~~Walter Wendland~~Dave Sovereign, Chairman ~~and President~~

EXHIBIT "A"

Golden Grain Energy, LLC

Initial Membership List

See official Membership Register maintained at the principal office of the Company and available upon request.

~~Name and Address of Initial Members~~	~~Units~~

~~Arnold Boge, 2160 Amherst Place, Ionia, Iowa 56045~~	~~20,000~~

~~McGregor Farms, Inc., c/o Alan McGregor, 3258 – 240th Street, Charles City, Iowa 50616~~	~~40,000~~

~~DRSG Partnership, c/o Dave Sovereign, 15959 – 130th Street, Cresco, Iowa 52136~~	~~20,000~~

~~Earl Drilling, Jr. and Kathleen Drilling, 28238 S. Avenue, Waucoma, Iowa 52171~~	~~20,000~~

~~Willis Hansen, 2050 Woodland Drive, New Hampton, Iowa 50659~~	~~40,000~~

~~Laures Farms, Inc., c/o Stan Laures, 2325 McCloud Avenue, New Hampton, Iowa 50659~~	~~20,000~~

~~James Boeding, 2326 – 265th Street, Ridgeway, Iowa 52165~~	~~50,000~~

~~Dave Daley and Pam Daley, 17061 – 115th Street, Cresco, Iowa 52136~~	~~20,000~~

~~AgVantage FS, Inc., c/o Bill Strother, 620 Rural Street, New Hampton, Iowa 50659~~	~~20,000~~

~~HTC Development Corporation, c/o Tom Miller, 24049 State Hwy 9, Cresco, Iowa 52136~~	~~20,000~~

~~Walter Wendland and Janet Wendland, PO Box 319, Fredericksburg, Iowa 50630~~	~~40,000~~

~~Gordon W. Hunter, 2331 US Highway 52, Decorah, Iowa 52101~~	~~20,000~~

~~Ray Wiley, 2745 – 220th Street, Fredericksburg, Iowa 50630~~	~~20,000~~

~~Duane Lynch and Patricia Lynch, 1799 – 220th Street, New Hampton, Iowa 50659~~	~~20,000~~

~~Dean Fisher and Ellen Fisher, 2965 – 160th Street, Lawler, Iowa 52154~~	~~20,000~~

~~Wayne Hagedorn and Christine Hagedorn, 3000 – 290th Street, Fredericksburg, Iowa 50630~~	~~20,000~~

~~Harry Reicks and Barbara Reicks, 17913 – 290th Street, Waucoma, Iowa 52171~~	~~20,000~~

~~Dave Drilling and Rhonda Drilling, 27016 V Avenue, Waucoma, Iowa 52171~~	~~20,000~~

~~Marion Cagley and Esther Cagley, 2370 Durham Avenue, Ionia, Iowa 50645~~	~~20,000~~

~~Farmers Coop, c/o Ron Pumphrey, PO Box 151, New Hampton, Iowa 50659~~	~~20,000~~

~~MDK, Inc., c/o Mark Kramer, PO Box 263, New Hampton, Iowa 50659~~	~~40,000~~

~~Roach Farms, 638 4th Street, Plainfield, IA 50666~~	~~20,000~~

~~Earl Brandt, 1404 N. Pleasant, Sumner, IA 50674~~	~~20,000~~

~~Jerry A. Calease & Kathy R. Calease, 1826 130th Street, Waverly, IA 50677~~	~~20,000~~

~~Corwin Christensen & Dorene Christensen, 802 N. 7th Street, Osage, IA 50461~~	~~20,000~~

~~D & L Stock Farms, c/o Leland Boyd, 2273 Packard Avenue, Charles City, IA 50616~~	~~20,000~~

~~Steve Eastman, 4401 Addison Avenue, Riceville, IA 50460~~	~~30,000~~

~~Leo Jordan & Margaret Jordan, 4934 Valley Avenue, McIntire, IA 50455~~	~~20,000~~

~~Robert Kepple, 2370 280th Street, Greene, IA 50636~~	~~20,000~~

~~Randy Liddle, 1196 Hilton Avenue, Plainfield, IA 50666~~	~~20,000~~

~~Stanley or Karmen Mehman, 32859 110th Street, Plainfield, IA 50666~~	~~20,000~~

~~Meirick Enterprises, LLC, PO Box 266, Protivin, IA 52163~~	~~20,000~~

~~HMCI, Inc., c/o Walter Wendland, 2570 Quinlan Avenue, Fredericksburg, IA 50630~~	~~20,000~~

~~Dennis Ptacek or Mary Ptacek, 10538 175th Street, Elma, IA 50628~~	~~20,000~~

~~Richard Herbrechtsmeyer, 812 9th Street, Charles City, IA 50616~~	~~20,000~~

~~Dale Smith, 901 Maple Avenue, Decorah, IA 52101~~	~~20,000~~

~~Kevin Smith or Diane Smith, 1485 130th Street, Plainfield, IA 50666~~	~~20,000~~

~~Union Produce, 1913 Co. Rd. B-52, Ossian, IA 52161~~	~~20,000~~

~~Robert Weis or Marlene Weis, 2634 480th Street, McIntire, IA 50455~~	~~20,000~~

~~Larry Zubrod, 1425 Beaumont Avenue, Charles City, IA 50616~~	~~20,000~~

EXHIBIT "B"

Initial Board of Directors

Name of Initial Board of Directors Members	Address of Initial Board of Directors Members

Jim Boeding, Treasurer	2326 – 265th Street, Ridgeway, Iowa 52165

Arnold Boge	2160 Amherst Place, Ionia, Iowa 50645

LeLand Boyd	2273 Packard Avenue, Charles City, IA 50616

Marion Cagley	2370 Durham Avenue, Ionia, Iowa 50645

Dave Drilling	27016 V Avenue, Waucoma, Iowa 52171

Stephen Eastman	4401 Addison Avenue, Riceville, IA 50466

Dean Fisher	2965 – 160th Street, Lawler, Iowa 52154

Stanley B. Laures	2325 McCloud Avenue, New Hampton, Iowa 50659

Randy Liddle	1196 Hilton Avenue, Plainfield, IA 50666

Duane Lynch	1799 – 220th Street, New Hampton, Iowa 50659

Stan Mehmen	32859 110th Street, Plainfield, IA 50666

Ron Pumphrey, Secretary	P.O. Box 151, New Hampton, Iowa 50659

Dennis Ptacek	10538 175th Street, Elma, IA 50628

Dave Sovereign, Vice-President	15959 – 130th Avenue, Cresco, Iowa 52136

William Strother	620 Rural Street, New Hampton, Iowa 50659

Walter Wendland, President	P.O. Box 319, Fredericksburg, Iowa 50630

Larry Zubrod	1425 Beaumont Avenue, Charles City, IA 50616

EXHIBIT “C”

MEMBER SIGNATURE PAGE

ADDENDA

TO THE

GOLDEN GRAIN ENERGY, LLC

SECOND AMENDED AND RESTATED OPERATING AGREEMENT

                The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in Golden Grain Energy, LLC (the "Company"), has received a copy of the Second Amended and Restated Operating Agreement, dated ~~August 21, 2002~~November 15, 2005, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Second Amended and Restated Operating Agreement, shall be subject to and comply with all terms and conditions of said Second Amended and Restated Operating Agreement in all respects as if the undersigned had executed said Second Amended and Restated Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Second Amended and Restated Operating Agreement from and after the date of execution hereof.

Individuals:	Entities:

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member

Agreed and accepted on behalf of the
Company and its Members:

GOLDEN GRAIN ENERGY, LLC

By:

Its:

Vote by Mail or Facsimile:
GOLDEN GRAIN ENERGY, LLC Special Meeting – Tuesday, November 15, 2005 For Unit Holders as of October 28, 2005 Proxy Solicited on Behalf of the Board of Directors			1) Read the Proxy Statement
2) Check the appropriate boxes on the proxy card below
3) Sign and date the proxy card
	DIRECTORS		4) Return the proxy card in the envelope provided or via fax to (641) 421-8457
PLANT EXPANSION	RECOMMEND	For	Against	Abstain
Ratification of Plant Expansion Plans ----------->>>	FOR ------>>>	☒	☒	☒	PLEASE INDICATE YOUR PROPOSAL SELECTION BY FIRMLY PLACING AN "X" IN THE APPROPRIATE NUMBERED BOX WITH BLUE OR BLACK INK
AMENDMENTS TO THE OPERATING AGREEMENT					PLACE "X" HERE IF YOU PLAN TO ATTEND ☒
Amendment #1 ------------------------------------->>>	FOR ------>>>	☒	☒	☒	AND VOTE YOUR SHARES AT THE MEETING

Amendment #2 ------------------------------------->>>	FOR ------>>>	☒	☒	☒

Amendment #3 ------------------------------------->>>	FOR ------>>>	☒	☒	☒

Amendment #4 ------------------------------------->>>	FOR ------>>>	☒	☒	☒

Amendment #5 ------------------------------------->>>	FOR ------>>>	☒	☒	☒	Signature:
Date:

Amendment #6 ------------------------------------->>>	FOR ------>>>	☒	☒	☒	Signature:
Date:

Amendment #7 ------------------------------------->>>	FOR ------>>>	☒	☒	☒	Please sign exactly as your name appears above. Joint owners must both sign. When signing as attorney executor, administrator, trustee or guardian, please note
Amendment #8 ------------------------------------->>>	FOR ------>>>	☒	☒	☒
that fact.

By signing this proxy card, you appoint Dave Sovereign and Ron Pumphrey, jointly and severally, each with full power of substitution, as proxies to represent you at the Special Meeting of the Members to be held on Tuesday, November 15, 2005 at 6:30 p.m. and at any adjournment thereof, on any matters coming before the Meeting.

Please specify your choice by marking the appropriate box for each matter above.  The Proxies cannot vote your units unless you sign and return this card.

This proxy, when properly executed, will be voted in the manner directed herein and authorizes the Proxies to take action in their discretion upon other matters that may properly come before the Meeting.  If no direction is made, this proxy will be voted FOR the Ratification of Plant Expansion Plans in Proposal 1, FOR Amendment #1 to the Operating Agreement in Proposal 2, FOR Amendment #2 to the Operating Agreement in Proposal 3, FOR Amendment #3 to the Operating Agreement in Proposal 4, FOR Amendment #4 to the Operating Agreement in Proposal 5, FOR Amendment #5 to the Operating Agreement in Proposal 6, FOR Amendment #6 to the Operating Agreement in Proposal 7, and FOR Amendment #7 to the Operating Agreement in Proposal 8.

☒  Check here to authorize the Company to send you electronic communications in lieu of paper ones.  E-mail address: _____________________________